UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4001 North Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To be Held May 25, 2017
11:00 a.m. (central time)
_________________________

To the Stockholders of Windstream Holdings, Inc.:

Notice Is Hereby Given That the 2017 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (“Windstream”) will be held on Thursday, May 25, 2017, at 11:00 a.m. (central time). The Annual Meeting will be conducted virtually, and stockholders may join via a live webcast by visiting www.virtualshareholdermeeting.com/WIN17.

You are cordially invited to join the Annual Meeting. Because the virtual Annual Meeting is being conducted electronically, stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.	To elect the twelve directors listed in the Proxy Statement to serve until the 2018 annual meeting of stockholders or until their successors are duly elected or until the earliest of their removal, resignation, or death;

2.	To approve a non-binding advisory resolution on Windstream’s executive compensation;

3.	To select in a non-binding advisory vote the frequency of future advisory votes regarding Windstream’s executive compensation;

4.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream to enable stockholders to call special meetings of stockholders under certain circumstances;

5.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream to eliminate super-majority voting provisions;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2017; and

7.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only holders of common stock of record at the close of business on March 30, 2017, are entitled to notice of the Annual Meeting or at any adjournment or postponement thereof.

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On [●], 2017, we began mailing to many of our stockholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our Annual Meeting materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and to vote online. The notice also includes instructions on obtaining a paper copy of the Annual Meeting materials. Any stockholder who does not receive such a notice will receive a full set of Annual Meeting materials in printed form by mail or in electronic form by e-mail.

To ensure that your vote is counted at the Annual Meeting, please vote as soon as possible and preferably in advance of the Annual Meeting.

YOUR VOTE IS IMPORTANT. Your failure to vote will constitute a vote AGAINST two important corporate governance proposals set forth in Proposal Nos. 4 and 5.

By Order of the Board of Directors,

KRISTI MOODY
Senior Vice President, General Counsel & Secretary

Little Rock, Arkansas
[●], 2017

Important notice regarding the availability of proxy materials for the 2017 Annual Meeting of Stockholders to be held on May 25, 2017: Windstream’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2016 are also available at www.windstream.com/investors.

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PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement, but does not contain all of the information you should consider before voting your shares. For complete information regarding the proposals to be voted on at the Annual Meeting and our fiscal year 2016 performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

INFORMATION ABOUT OUR 2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 25, 2017

Time:	11:00 a.m. (central time)

Location:	Via the internet: www.virtualshareholdermeeting.com/WIN17

Record Date:	March 30, 2017 (holders of our common stock at the close of business on the record date may vote)

ADVANCE VOTING

You may vote in advance using one of the methods listed below. Even if you plan to join the virtual Annual Meeting, please vote right away:

●	Vote online by visiting the website listed on your proxy card/voting instruction form.
●	Vote by telephone by calling the telephone number on your proxy card/voting instruction form.
●	Vote by mail by signing, dating and returning your proxy card/voting instruction form in the enclosed envelope.

PROPOSALS AND VOTING RECOMMENDATIONS

		Board	Votes Required	Page
	Proposal	Recommendation	for Approval	#
1.	Election of the twelve directors listed in this Proxy Statement	FOR	Majority of votes cast	19
2.	Advisory vote on Windstream’s executive compensation	FOR	Majority of votes cast	62
3.	Advisory vote on the frequency of future advisory votes on Windstream’s executive compensation	FOR	Majority of votes cast	64
4.	Amendments to enable stockholders to call special meetings	FOR	66 ⅔% of outstanding shares	65
5.	Amendments to eliminate super-majority voting provisions	FOR	66 ⅔% of outstanding shares	67
6.	Ratification of appointment of independent accountant	FOR	Majority of votes cast	70

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DIRECTOR NOMINEES

The following table contains information about the twelve director nominees for election to our Board of Directors. Each nominee is currently a director, and the chart reflects the Board Chair position and Committee composition that will be in effect as of the date of the Annual Meeting.

		Director		Audit	Compensation	Governance
Name	Age	Since	Independent	Committee	Committee	Committee
Alan L. Wells*	57	2010	Yes
Chairman of the Board
Tony Thomas	45	2014	No
President and CEO
Carol B. Armitage	59	2007	Yes
Samuel E. Beall, III	66	2006	Yes
Jeannie Diefenderfer	56	2016	Yes
Jeffrey T. Hinson	62	2006	Yes
William G. LaPerch	61	2014	Yes
Larry Laque	58	2016	Yes
Julie A. Shimer	64	2017	Yes
Marc F. Stoll	46	2017	Yes
Michael G. Stoltz	66	2014	Yes
Walter L. Turek	64	2017	Yes

Member	Chair	Financial Expert

*	While he will not serve on the Audit Committee during the upcoming Board term, the Board has determined that Mr. Wells qualifies as a Financial Expert.

In connection with the merger transaction with EarthLink Holdings Corp. (“EarthLink”), Windstream agreed to appoint three members of the board of directors of EarthLink to our Board. The directors were designated by EarthLink and were confirmed by the Windstream Board after taking into account the Company’s corporate governance practices and independence assessments. Effective March 1, 2017, the Board increased its size by three and appointed Dr. Julie A. Shimer, Marc F. Stoll, and Walter L. Turek to fill the resulting vacancies.

Windstream has a policy in its Corporate Governance Board Guidelines to review and consider rotating the Board Chair and Committee Chair positions on the third anniversary of a Board member’s appointment to the position. The Board believes this rotation policy is a best practice in corporate governance, as it benefits the Board through the introduction of new perspectives to these leadership positions. In conjunction with the closing of the EarthLink merger and the expansion of the Board to twelve members in February 2017, the Board has appointed Alan L. Wells as Chairman of the Board effective May 1, 2017. Mr. Wells is an independent director who has served on the Windstream Board since 2010. Additionally, the Board has appointed Jeannie Diefenderfer to replace Mr. Wells as Chairman of the Governance Committee effective May 1, 2017. Each of Michael Stoltz and William LaPerch will continue to serve in their capacity as Chairman of the Audit and Compensation Committees, respectively.

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CORPORATE GOVERNANCE

Windstream is committed to good corporate governance that promotes the long-term interests of stockholders, strengthens the accountability of the Board of Directors and management to our stockholders, and bolsters public trust in Windstream. Key corporate governance practices of Windstream include:

Board Independence	●11 out of 12 director nominees are independent ●CEO is the only management director ●The independent Board members regularly meet without the presence of management
Board Composition
●Resignation policy for directors who fail to receive a majority of votes cast
●Annual assessment of Board performance through board and committee self-evaluations and periodic third-party evaluations
●Governance Committee takes a leading role in considering Board structure and refreshment in light of Company circumstances
●Recent change to Corporate Governance Board Guidelines to lower mandatory retirement age of Board members from age 75 to age 72

Leadership Structure	●Separation of Board Chair and CEO roles ●Independent Board Chair ●Structure contributes to effective Board oversight of management and significant independent director leadership
Risk Oversight
●Board oversees risk oversight responsibilities of management
●Board and Audit Committee review annual risk assessment prepared by Internal Audit Department
●Compensation Committee reviews annual risk assessment of executive compensation

Stockholder Attributes
●Well-developed stockholder engagement program
●2015 adoption of proxy-access bylaw in response to stockholder outreach
●Company support of governance changes (e.g., special meeting rights, elimination of super-majority provisions) in light of stockholder feedback
●Annual stockholder advisory vote on executive compensation
●Executive compensation design changes in response to stockholder feedback

Succession Planning	●Governance Committee monitors, and the Board periodically reviews, succession planning for Board members, the President and CEO and senior executives

Stockholder Outreach. We value our stockholders’ input and support and are responsive to their concerns. We maintain an ongoing dialogue with our stockholders and seek their viewpoints on corporate governance and compensation matters. During 2016, Windstream management actively engaged with stockholders and offered to meet, or met, with shareholders representing approximately 37% of our outstanding shares to ensure that we understand and, to the extent possible, address our stockholders’ concerns and observations with respect to our corporate governance and compensation policies. Based on these discussions and consistent with the Board’s solid corporate governance practices, Windstream is once again recommending to stockholders two important corporate governance proposals to amend the Company’s charter and bylaws (i) to enable stockholders holding 20% or more of our outstanding stock to call special meetings of stockholders in certain circumstances; and (2) to eliminate “super majority” voting requirements. For more information on these management proposals, see Proposal No. 4 and Proposal No. 5 in this Proxy Statement. Additionally, our executive compensation program, in part, is based on our stockholders’ feedback regarding preferences for different performance metrics for short-term and long-term incentive compensation.

Board Evaluation. In accordance with the Board’s continuous efforts to evaluate its performance, to improve its effectiveness, and to be accountable to stockholders, in 2015, the Board engaged SpencerStuart to assist with the annual assessment and evaluation of the Board and its committees. In 2016, consistent with suggestions from SpencerStuart and feedback from Board members, the Board updated and revised its self-assessment and evaluation process to focus on how the Board and its committees delivered value to the Company, stockholders and management during the evaluation period and the identification of opportunities for the Board and its committees to deliver greater value in future periods. The Board engaged SpencerStuart on a limited basis to review and provide feedback on the updated evaluation process.

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2016 EXECUTIVE COMPENSATION & COMPANY PERFORMANCE

Windstream’s executive compensation program is designed to achieve the following objectives:

●	Provide competitive total compensation opportunities to attract and retain high-performing executives;
●	Align the Company’s compensation plans with its short- and long-term business strategies;
●	Align the financial interests of the Company’s executives with those of our stockholders through stock-based incentives and ownership requirements; and
●	Provide a high correlation between pay and performance by making a significant portion of total compensation variable and differentiating awards based on Company performance.

Highlights of our executive compensation practices include:

What We Do		What We Don't Do

✓	Significant portion of pay “at risk” and aligned with the Company’s strategic goals	✗	Excessive perquisites or special perquisites for former executives
✓	Robust stock ownership requirements	✗	Excessive severance benefits
✓	Clawback policy	✗	Single-trigger equity acceleration
✓	Anti-Pledging and Anti-Hedging Policies	✗	Excise tax gross ups
✓	Independent Compensation Consultant	✗	Dividends on unvested performance-based restricted stock

The Board of Directors believes that the 2016 actual pay results align with the Company’s actual 2016 performance results and confirm that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance. Consistent with historical compensation practices, our fiscal 2016 executive compensation program featured the following:

At Risk Compensation	A substantial portion of the compensation for our named executive officers was at-risk through allocation of short-term cash incentives and long-term equity-based incentives.

Base Salary	No increases in base salaries for our named executive officers, except for Sarah Day, who was newly promoted.

Incentive Awards

As with previous years, our named executive officers participated in short- and long-term incentive programs. The short-term incentive program is based on Windstream’s achievement of, for the corporate level named executive officers, certain levels of Adjusted OIBDAR (Adjusted OIBDAR is operating income before depreciation and amortization before merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense and the annual rent payment due under the lease with Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.)) and, for the business unit executives, Business Unit Contribution Margin. The long-term incentive program is based on Windstream’s achievement of certain three-year cumulative Adjusted Operating Free Cash Flow amounts (Adjusted Operating Free Cash Flow is Adjusted OIBDAR less cash taxes and cash interest on long-term debt, plus investment income). The Compensation Committee set target amounts for Adjusted OIBDAR, Adjusted Operating Free Cash Flow, and the other incentive award performance measures at levels it believed were difficult but achievable and designed to drive results.

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2016 Performance Results

In 2016, the Company continued to execute its focused operational strategy to drive improved financial results while effectively allocating capital and optimizing the balance sheet. The Company produced solid financial results and met its external guidance while also accomplishing several major strategic objectives:

●	Announced the merger with EarthLink Holdings Corp. — creates a stronger, more competitive company
●	Generated total Service Revenue of $5.3 billion
●	Produced Adjusted OIBDAR of $1.9 billion
●	Generated Strong Business Unit Contribution Margins
●	Advanced Network Capabilities — Invested $990 million to advance the business unit strategies and create new sales opportunities
●

Reduced Debt by Approximately $748 million through completion of a debt-for-equity exchange and open market debt purchases in 2015 and 2016 — reducing financial leverage, improving our maturity profile and lowering cash interest expense going forward

●	Returned Cash to Stockholders of Approximately $88 million — through dividends and stock repurchases

The financial results were within expectations for the year established by the Board of Directors, while the strategic accomplishments position Windstream for continued success.

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4001 North Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

PROXY STATEMENT
_________________________

Why am I receiving Windstream’s Annual Meeting materials?

Windstream Holdings, Inc. (“Windstream” or the “Company”) delivered these materials to you in connection with Windstream’s solicitation of proxies for use at the 2017 annual meeting of stockholders (the “Annual Meeting”) to be held on May 25, 2017 at 11:00 a.m. (central time), and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to stockholders on [●], 2017. You are invited to join the virtual Annual Meeting via the internet at www.virtualshareholdermeeting.com/WIN17 and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

Why did I receive a notice of internet availability of proxy materials instead of a full set of Windstream’s Annual Meeting materials, or vice versa?

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we are providing online internet access to the Annual Meeting materials to many of our stockholders (other than those who previously requested electronic or paper delivery or to whom we have elected to furnish a full set of materials). We mailed to these stockholders a notice of internet availability of proxy materials containing instructions on how to access the Annual Meeting materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), how to vote online, and instructions on obtaining a paper copy of the materials, including a proxy card. The notice instructs stockholders on how to request delivery of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. All stockholders who did not receive this notice will receive a full set of the Annual Meeting materials in printed form by mail or electronically by e-mail.

What is included in Windstream’s Annual Meeting materials?

The Annual Meeting materials include:

●	This Proxy Statement for the Annual Meeting;
●	Windstream’s Annual Report; and
●	If you received a full set of Windstream’s Annual Meeting materials, the proxy card or, if you are a beneficial owner of shares held in street name, a voting instruction form.

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What proposals will be voted on at the Annual Meeting?

Stockholders will vote on six proposals at the Annual Meeting as summarized in the Notice for the Annual Meeting accompanying this Proxy Statement. We encourage you to vote in advance on these proposals. Two of the proposals (Proposal Nos. 4 and 5) are important corporate governance proposals that require the affirmative vote of 66 ⅔% of our outstanding shares. If you do not vote, it will have the effect of a vote AGAINST these proposals.

Who may vote during the Annual Meeting?

Each share of Windstream’s common stock has one vote on each matter. Only stockholders of record as of the close of business on March 30, 2017 (the “Record Date”) are entitled to receive notice of and to vote during the Annual Meeting. As of the Record Date, there were 190,444,935, shares of Windstream’s common stock issued and outstanding, held by 24,288 holders of record.

How can I join the Annual Meeting?

Stockholders may join the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/WIN17. To vote during the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/WIN17. You will need the control number provided on your notice of internet availability of the proxy materials, proxy card or voting instruction form. There will be limited time to vote at the Annual Meeting; thus, you are encouraged to vote in advance or immediately at the start of the Annual Meeting. Broadridge Financial Solutions, Inc. is hosting our virtual Annual Meeting and, on the date of the Annual Meeting, will be available via telephone at 1-855-449-0991 to answer questions regarding how to join and participate in the Annual Meeting.

If I am unable to join the Annual Meeting on the internet, can I listen to the Annual Meeting by telephone?

Yes. Stockholders unable to join the Annual Meeting via the internet will be able to call 1-877-328-2502 and listen to the Annual Meeting if they provide the control number that appears on the notice of internet availability of the proxy materials, the proxy card or the voting instruction form. You will NOT be considered present at the Annual Meeting if you call in to listen. If you do not plan to join the Annual Meeting, it is important to vote immediately and in advance of the Annual Meeting as outlined in this Proxy Statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

●

Stockholder of Record. If your shares are registered directly in your name with Windstream’s transfer agent, Computershare Investor Services, LLC, you are the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Windstream.

●

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

How do I vote?

●

Online. You may vote online prior to the Annual Meeting by following the instructions provided in either the notice of internet availability of proxy materials or on the proxy card or voting instruction form.

●	Telephone. You may vote by calling the toll free number found on the proxy card or voting instruction form.
●	Mail. You may vote by following the instructions provided in the proxy card or voting instruction form and submitting your vote in the mail.

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●

During the Annual Meeting. You may vote via the internet by following the instructions for joining and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/WIN17. The time period to vote at the Annual Meeting will be very limited. Thus, you are encouraged to vote in advance of the Annual Meeting. All proxy cards and ballots must be received by the independent inspector before the polls close at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

Holders of a majority of the outstanding shares of common stock entitled to vote must be present or represented by proxy to hold the Annual Meeting. This is called a “quorum.” Your shares will be counted for purposes of determining if there is a quorum if you:

●	are entitled to vote and you are present or represented by proxy at the Annual Meeting; or
●	have properly voted online, by telephone or by submitting a proxy card or voting instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted by the proxies named therein and, where a stockholder specifies a choice regarding a vote on the matters to be presented at the Annual Meeting, the shares will be voted by means of the proxy in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

●	Stockholders of Record. If you are a stockholder of record and you:

○	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or
○	Sign and return a proxy card without giving specific voting instructions;

then the persons named as proxy holders on the proxy card will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and, as the proxy holders, may determine in their discretion with respect to other matters properly presented for a vote during the Annual Meeting.

●

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules, the organization may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

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What is the voting requirement to approve each of the proposals?

The stockholder vote required to approve each proposal is set forth below:

Proposal		Votes Required for Approval
1.	Election of directors	Majority of
votes cast
2.	Advisory vote on Windstream’s executive compensation	Majority of
votes cast
3.	Advisory vote on the frequency of future advisory votes on Windstream’s executive compensation	Majority of
votes cast
4.	Amendments to enable stockholders to call special meetings	66 ⅔% of
outstanding shares
5.	Amendments to eliminate super-majority voting provisions	66 ⅔% of
outstanding shares
6.	Ratification of appointment of independent accountant	Majority of
votes cast

Windstream’s bylaws require that, in an uncontested election, each director be elected by the affirmative vote of a majority of the votes cast for his or her election. In other words, election of a director nominee requires that the number of shares voted “for” his or her election must exceed the number of votes cast “against” such election. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the election of directors will be decided by a plurality voting standard, under which the nominees who receive the greatest number of votes cast for their election would be elected as directors. The 2017 election has been determined to be an uncontested election, and the majority-of-votes-cast voting standard will apply.

Under our bylaws, each currently serving director annually submits a contingent and irrevocable resignation in advance of the Annual Meeting that the Board may accept if the director fails to be elected by a majority of the votes cast. In that situation, the Governance Committee of the Board would consider the director’s tendered resignation and make a recommendation to the Board on whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation within 90 days from the date the election results are certified and then publicly disclose its decision and the rationale for its decision.

Which ballot measures are considered “routine” or “non-routine”?

Ratification of the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2017 (Proposal No. 6) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to exist in connection with Proposal No. 6. All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, broker non-votes may exist in connection with Proposal Nos. 1-5.

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How are broker non-votes and abstentions treated?

Broker non-votes and abstentions (which occur when a stockholder chooses to abstain from voting on any or all proposals) are counted for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will have no effect on certain of the proposals presented in this Proxy Statement because they are not considered “votes cast” under the majority-of-votes-cast voting standard. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Proposal		Broker Non-Votes	Abstentions
1.	Election of directors	No effect	No effect
2.	Advisory vote on Windstream’s executive compensation	No effect	No effect
3.	Advisory vote on the frequency of future advisory votes on Windstream’s executive compensation	No effect	No effect
4.	Amendments to enable stockholders to call special meetings	Vote against	Vote against
5.	Amendments to eliminate super-majority voting provisions	Vote against	Vote against
6.	Ratification of appointment of independent accountant	Not Applicable	No effect

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote during the Annual Meeting. You may change your vote on a later date via the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by joining the Annual Meeting and voting virtually via the internet at www.virtualshareholdermeeting.com/WIN17. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary prior to the Annual Meeting at the following address: 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

Is my vote important?

Yes. The agenda for this Annual Meeting contains two important corporate governance proposals (Proposals No. 4 and 5) which require the affirmative vote of 66 ⅔% of our outstanding shares. If you fail to vote, it will have the effect of a vote AGAINST these important proposals.

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BOARD AND BOARD COMMITTEE MATTERS

The number of directors that serve on the Windstream Board of Directors is currently set at twelve and may be fixed from time to time in the manner provided in Windstream’s bylaws. The Board currently consists of: Jeffrey T. Hinson, Board Chair, Tony Thomas, President and CEO, Carol B. Armitage, Samuel E. Beall, III, Jeannie Diefenderfer, William G. LaPerch, Larry Laque, Dr. Julie A. Shimer, Marc F. Stoll, Michael G. Stoltz, Walter L. Turek, and Alan L. Wells. Each director, with the exception of Dr. Shimer and Messrs. Stoll and Turek, was elected at the 2016 Annual Meeting.

Windstream has a policy in its Corporate Governance Board Guidelines to review and consider rotating the Board Chair and Committee Chair positions on the third anniversary of a Board member’s appointment to the position. The Board believes this rotation policy is a best practice in corporate governance, as it benefits the Board through the introduction of new perspectives to these leadership positions. In conjunction with the closing of the merger with EarthLink Holdings Corp. (“EarthLink”) and the expansion of the Board to twelve members in February 2017, the Board has appointed Alan L. Wells as Chairman of the Board effective May 1, 2017. Mr. Wells replaces Jeffrey T. Hinson, who has served as Chairman since May 1, 2013.

During Mr. Hinson’s four-year tenure as Chairman, Windstream has undergone a major transformation, including:

●	the appointment of a new president and CEO in December 2014;
●	the creation of a business unit organizational structure, which brings greater accountability to customer relationships and financial results;
●	a significant increase in the capital expenditure programs beginning in 2015 in order to modernize and expand our network infrastructure;

●

the spin-off of select telecom network assets in a first-of-its-kind real estate investment trust (NASDAQ: UNIT) (the “REIT Spin-off”) to Windstream’s shareholders, and the sale of the data center business;

●	the merger with EarthLink in March 2017, the first significant acquisition since 2011; and
●	the recruitment of four new board members and the addition of three new board members through the recent merger with EarthLink.

Mr. Hinson will continue to serve on the Board and will join the Board’s Governance Committee effective May 1, 2017.

Mr. Wells is an independent director who has served on the Windstream Board since 2010 and as Chairman of the Governance Committee since 2016. He also served on each of the Audit Committee and the Compensation Committee. Mr. Wells’ appointment as Board Chairman will provide a breadth of experience and continuity through his prior service on the Windstream Board and its committees, his prior experience as the chairman and chief executive officer of a public telecommunications company, his significant experience with large strategic and capital market transactions, and his extensive experience in the telecommunications industry.

Additionally, the Board has appointed Jeannie Diefenderfer to replace Mr. Wells as Chairman of the Governance Committee effective May 1, 2017. Ms. Diefenderfer is well qualified to chair the Governance Committee through her service on multiple public company and advisory boards, her deep experience as a senior executive in the telecommunications industry, and her current role as founder and CEO of a strategic advisory firm. Michael Stoltz and William LaPerch each will continue to serve in their capacity as Chairman of the Audit and Compensation Committees, respectively.

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In connection with the merger with EarthLink, Windstream agreed to appoint three members of the board of directors of EarthLink to our Board. The directors were designated by EarthLink and were confirmed by the Windstream Board after taking into account the Company’s corporate governance practices and independence assessments. Effective March 1, 2017, the Board increased its size by three and appointed Dr. Julie A. Shimer, Marc F. Stoll, and Walter L. Turek to fill the resulting vacancies. Windstream further agreed to nominate each of the new directors for election to our Board at the first annual meeting following closing of the merger with EarthLink and solicit proxies in favor of their election using efforts no less than the efforts used to solicit proxies in favor of the election of the other individuals nominated for election to our Board. Accordingly, these directors have been nominated to stand for election at the Annual Meeting.

●

Independence. The Board has affirmatively determined that all directors, except Mr. Thomas, are independent directors under NASDAQ listing standards. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Company and its business partners with which the directors are affiliated. All transactions with these business partners were entered into in the ordinary course of business, the amounts involved are not material and none of these individuals has a personal interest in the respective relationships. The Board determined that none of these relationships constitutes a “related-person transaction” under applicable SEC rules or would interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

●

Leadership Structure. Since the inception of Windstream, the positions of Board Chair and CEO have been held by separate individuals. The Board continues to believe this structure improves its ability to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Windstream. Having an independent Board Chair also strengthens Windstream’s corporate governance structure by allowing the Chair to convene executive sessions with independent directors.

●

Executive Sessions. The Windstream Corporate Governance Board Guidelines specify that the independent directors of the Board must meet at regularly scheduled executive sessions without management and that an independent director, or Lead Director, selected from time to time by the independent directors shall preside at executive sessions of independent directors. Mr. Hinson has served as the Lead Director, or Board Chair, during 2016, and the Board has designated Alan L. Wells to serve in this role effective May 1, 2017. During 2016, executive sessions of the independent directors generally occurred at the end of each meeting of the Board and also at the end of each meeting of the committees of the Board.

Board Meetings. During 2016, there were eleven meetings of Windstream’s Board of Directors. All of the directors attended 75% or more of the meetings of the Board and Board committees on which they served during the time period in which they served. All directors then serving on the Board joined the 2016 Annual Meeting for the duration of the meeting.

Board Committees. The standing committees of the Windstream Board are the Audit Committee, Compensation Committee and Governance Committee. Each Committee has a written charter and is comprised entirely of directors who the Board has determined are independent under applicable NASDAQ listing standards. A brief description of the functions of the Audit, Compensation and Governance Committees is set forth below.

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Audit Committee. The Audit Committee held five meetings during 2016. The Audit Committee assists the Board in overseeing Windstream’s consolidated financial statements and financial reporting process, significant financial risks, disclosure controls and procedures and systems of internal accounting and financial controls, independent accountant’s engagement, performance, independence and qualifications, internal audit functions, cybersecurity risks and incidents, and legal and regulatory compliance with ethics programs as established by Windstream management and the Board of Directors. The current members of the Audit Committee are Mr. Stoltz, as Chair, Ms. Armitage, and Messrs. Laque and Wells. Effective May 1, 2017, and subject to their election at the Annual Meeting, the members of the Audit Committee will be Mr. Stoltz, as Chair, Ms. Armitage, and Messrs. Laque and Stoll. The Board has determined that each of Messrs. Stoltz and Stoll is an “audit committee financial expert,” as defined by the rules of the SEC. Additionally, while not serving on the Audit Committee for the upcoming Board term, the Board has determined that Mr. Wells also qualifies as an “audit committee financial expert.”

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●

Compensation Committee. The Compensation Committee held five meetings during 2016. The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards and stock ownership guidelines for Windstream’s directors and executive officers. For more complete information regarding the Compensation Committee, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The current members of the Compensation Committee are Mr. LaPerch, as Chair, Ms. Armitage and Mr. Beall. Effective May 1, 2017, and subject to their election at the Annual Meeting, the members of the Compensation Committee will be Mr. LaPerch, as Chair, Mr. Beall and Mr. Turek.

○

Compensation Committee Interlocks and Insider Participation. During 2016, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Relationships and Certain Related Transactions” in this Proxy Statement. During 2016, none of our named executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either our Compensation Committee or our Board of Directors.

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Governance Committee. The Governance Committee held four meetings during 2016. The Governance Committee is currently comprised of Mr. Wells, as Chair, Ms. Diefenderfer, and Messrs. Beall and LaPerch. Effective May 1, 2017, and subject to their election at the Annual Meeting, the members of the Governance Committee will be Ms. Diefenderfer, as Chair, Mr. Hinson, and Dr. Shimer.

○

The Governance Committee oversees Windstream’s director nomination process, succession planning for directors and senior executives, the annual evaluation process of the Board and each Board committee, compliance with Windstream’s related party transaction policy, spending on political activities by Windstream, and continuing education opportunities for Board members. At least annually, the Governance Committee reviews and assesses Windstream’s Corporate Governance Board Guidelines and recommends any proposed changes to the Board for approval. Consistent with this on-going review, the Governance Committee recently recommended, and the Board approved, a revision to the Guidelines to lower the mandatory retirement age for Windstream directors from age 75 to age 72.

○

The Governance Committee identifies individuals qualified to become members of the Board and recommends director nominees to the Board for each annual meeting of stockholders. The Governance Committee identifies candidates through various methods, including recommendation from directors, management, and stockholders. The Governance Committee has the sole authority to retain search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms. The Governance Committee periodically reviews with the Board Chair and the President and CEO the appropriate skills and characteristics required of Board members in the context of the composition of the Board and an assessment of the needs of the Board. The Governance Committee seeks candidates who possess high personal and professional integrity; intelligence and independent judgment; broad training and experience in strategic planning and establishing policy; strong interpersonal and communication skills; demonstrated ability to solve problems and to build consensus among diverse viewpoints; a commitment to serve on the Board for several years to develop knowledge about Windstream’s strategy and operations; a willingness to evaluate management performance objectively; and the absence of activities or interests that could conflict with the director’s responsibilities to Windstream. The Governance Committee considers diversity in its selection of director nominees and seeks to have a board that reflects a diverse range of views, backgrounds and experience and, in light of its thorough consideration, has not adopted a formal diversity policy. The Governance Committee also considers applicable Board and Board committee independence requirements imposed by Windstream’s Corporate Governance Board Guidelines, NASDAQ listing standards, and applicable law, and considers the number of other boards and board committees on which a director candidate serves.

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○

The Governance Committee will consider director candidates recommended by stockholders for nomination. To qualify for consideration, stockholder recommendations must be submitted to the Governance Committee at the address provided below in “Stockholder Communications.” The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Committee intends to evaluate stockholder recommendations in the same manner as it evaluates all director candidates based on the candidate’s independence, qualifications, and experience. Stockholders also can nominate directors for election to the Board by following the procedures and requirements set forth in our bylaws. For additional information regarding stockholders’ ability to nominate directors for election at the 2018 annual meeting of stockholders, see “Stockholder Proposals and Director Nominations for 2018 Annual Meeting” in this Proxy Statement.

○

As part of the Governance Committee’s support of the evaluation process to assess the Board’s performance and improve the Board’s effectiveness and accountability to stockholders, in 2015, the Governance Committee recommended the engagement of SpencerStuart to conduct the annual assessment of the Board and its Committees. In 2016, consistent with suggestions from SpencerStuart, feedback from Board members, and upon the recommendation of the Governance Committee, the Board updated and revised its self-assessment and evaluation process to primarily focus on how the Board and the Board’s Committees delivered value to the Company, stockholders and management during the evaluation period and the identification of opportunities for the Board and the Committees to deliver greater value in future periods. The Board engaged SpencerStuart on a limited basis to review and provide feedback on the updated self-evaluation process.

Risk Oversight. Management of Windstream has the primary responsibility for managing the risks facing the Company, subject to the oversight of the Board. Each Committee assists the Board in discharging its risk oversight role by performing the subject matter responsibilities outlined above in the description of each Committee. The Board retains full oversight responsibility for all subject matters not assigned to Committees, including risks presented by business strategy, competition, regulation, general industry trends, including the disruptive impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board supplements its ability to discharge its risk oversight role by reviewing a report on the results of an annual risk assessment of Windstream as prepared by the Internal Audit Department. This report is also used to assist Internal Audit in determining the nature and scope of its annual audit plan, subject to the review and approval of the Audit Committee. Internal Audit prepares the risk assessment by conducting interviews and surveys with Windstream’s management and other analysis to identify individual process level, Company-wide and industry risks. A summary of the top risks identified by this assessment process is presented to the Audit Committee and the Board at least annually.

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The Board’s discharge of its risk oversight role has not specifically affected the Board’s leadership structure discussed above. Rather, in establishing the leadership structure of the Board, risk oversight was one factor among many considered. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any change it deems appropriate.

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With respect to compensation matters, the Compensation Committee has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on Windstream. To the extent that Windstream’s compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate the potential impact of any such misalignment. These compensating controls include strong internal controls over financial reporting, robust stock ownership guidelines, a clawback policy for senior executives, a three-year vesting cycle for equity-based compensation, and contingent vesting of performance-based equity awards based upon the achievement of long-term performance objectives. The result is a strong alignment between the interests of management and stockholders.

Corporate Governance Documents. Windstream’s Corporate Governance Board Guidelines, its code of ethics policy entitled “Working With Integrity,” and the charters for the Audit, Compensation and Governance Committees are available on the Investor Relations page of our website at www.windstream.com/investors. Copies of each of these documents are also available to stockholders who submit a request to Windstream Holdings, Inc., Investor Relations, 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

Stockholder Communications. Stockholders and other interested parties may contact the Board of Directors, a Board committee, any particular group of directors, the Board Chair, or individual non-management directors by mail addressed to the Board, the committee, the group of directors, the Board Chair, or the individual director, c/o Corporate Secretary, 4001 North Rodney Parham Road, Little Rock, Arkansas 72212. In general, any communication delivered to the Corporate Secretary will be forwarded in accordance with the stockholder’s or other interested party’s instruction, except that the Company reserves the right not to forward abusive, threatening or otherwise inappropriate materials.

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Compensation of Directors. Windstream’s Director Compensation Program, in place since 2013, provides for the following annually: (1) a cash retainer of $85,000; (2) a restricted stock grant of $100,000; (3) an additional cash retainer of $100,000 for the Board Chair; (4) additional cash retainers of $22,000 for the chairs of the Governance and Compensation Committees and $30,000 for the chair of the Audit Committee; and (5) additional cash retainers of $10,000 for members of the Governance and Compensation Committees and $15,000 for members of the Audit Committee. Directors newly appointed or elected to the Board receive an initial restricted stock grant of $100,000. All non-employee directors have the option to elect to receive any cash retainer in the form of Windstream common stock.

Board members generally receive pro-rated amounts of the annual cash retainer and the annual restricted stock grant for the portion of the first year in which they are appointed or elected to serve as a Board member. Ms. Diefenderfer and Mr. Laque received such pro-rated compensation in February 2016, and Dr. Shimer and Messrs. Stoll and Turek received such pro-rated compensation in March 2017, respectively, upon joining the Windstream Board of Directors.

The following table shows the compensation paid to non-employee directors of the Board during 2016:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Carol B. Armitage	149,600	135,993	247	285,840
Samuel E. Beall, III	143,520	135,993	247	279,760
Jeannie Diefenderfer	116,250	224,989	247	341,486
Jeffrey T. Hinson	251,600	135,993	247	387,840
Judy K. Jones (5)	103,500	49,998	247	153,745
William G. LaPerch	154,800	135,993	247	291,040
Larry Laque	121,250	224,989	247	346,486
William A. Montgomery (5)	95,000	49,998	247	145,245
Michael G. Stoltz	156,400	135,993	247	292,640
Alan L. Wells	161,600	135,993	247	297,840

(1)	Dr. Shimer and Messrs. Stoll and Turek are omitted from this table as they did not join the Board until March 2017. In 2016, Dr. Shimer received $325,000, and Messrs. Stoll and Turek each received $235,000, in cash and stock compensation for service on the board of directors of EarthLink Holdings Corp. (now EarthLink Holdings, LLC, a subsidiary of Windstream).

(2)	In February 2016, the Board of Directors changed its Director Compensation Program to cover a compensation period between the annual meetings of stockholders, rather than each calendar year. In connection with such change, the directors then serving on the Board received pro-rated annual cash and committee retainers for service from January 1, 2016 through May 12, 2016, except that (i) Ms. Diefenderfer and Mr. Laque received pro-rated annual cash retainers for service from February 10, 2016 through May 12, 2016 and (ii) Ms. Jones and Mr. Montgomery received 100% of the annual cash retainer and 50% of applicable committee retainers. In May 2016, the directors then serving on the Board received the full cash and committee retainers payable for the 2016-2017 Board term. All fees paid in cash to the directors in 2016 are reflected in this column.

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(3)	All stock award amounts reflect the aggregate fair value on the grant date based on the closing price per share of Windstream common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718. In connection with the Director Compensation Program change described in footnote 2 above, the directors then serving on the Board received a pro-rata stock grant in February 2016 that vested on May 12, 2016, and received a new stock grant in May 2016 that will vest on May 1, 2017. Additionally, in accordance with the Board Compensation Program, Ms. Diefenderfer and Mr. Laque received an initial stock grant of $100,000 upon their appointment to the Board in February 2016 that will vest on May 25, 2017. The grant date fair value of each of the foregoing grants is reflected in this column.

(4)	Amount is for travel insurance available for all directors.

(5)	Judy K. Jones and William A. Montgomery elected not to stand for election in 2016, and their service as directors ended as of the date of the 2016 Annual Meeting of Windstream Stockholders.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

There are currently twelve directors serving on the Board, all of whose terms expire at the Annual Meeting. Upon the unanimous recommendation of our Governance Committee, the Board has unanimously nominated Carol B. Armitage, Samuel E. Beall, III, Jeannie Diefenderfer, Jeffrey T. Hinson, William G. LaPerch, Larry Laque, Dr. Julie A. Shimer, Marc F. Stoll, Michael G. Stoltz, Tony Thomas, Walter L. Turek, and Alan L. Wells for election as directors at the Annual Meeting. Each nominee elected will serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until the earliest of their removal, resignation or death.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, FOR the election of the Board’s twelve nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the Board to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on Windstream’s Board of Directors.

CAROL B. ARMITAGE	Age: 59	Director Since: 2007
Independent Director
Occupation: Telecommunications Consultant Current Board Committees ●Audit ●Compensation Future Committee Assignments ●Audit Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Former Board Chair - Public Companies; Former Corporate Executive
	✓	Telecommunications/Regulated Industries Experience
	✓	Corporate Governance; Business Operations; Strategy; Financial Literacy and Reporting
	✓	Educational Background

Biography

Carol B. Armitage has served as a director since September 2007, and is a current member of the Compensation and Audit Committees. Effective May 1, 2017, and subject to her election at the Annual Meeting, Ms. Armitage will serve on the Audit Committee. Ms. Armitage has served as a telecommunications consultant since 1998. From 1995 to 1997 she served as Senior Vice President – Technology and Strategy at General Instrument. Prior to 1995, she held various management and engineering positions during sixteen years of service with Bell Laboratories and Network Systems (which later became Lucent). From 2000 until August 2015, Ms. Armitage was a member of, and held various leadership positions on, the board of directors of SCALA, Inc., a provider of digital signage and advertising management solutions, including as board chairman from March 2010 to March 2012, and vice chairman from 2000 to February 2010, and again from March 2012 to September 2015. From 2002 to 2004, Ms. Armitage served as chairman of the board and on the audit committee of YDI Wireless (now known as Proxim Wireless Corporation), then a public company engaged in the development and provisioning of wireless fiber technologies.

Skills and Qualifications Specifically Applicable to Windstream

Ms. Armitage’s qualifications for election to the Board include her extensive knowledge of technologies impacting the telecommunications industry based on her deep industry experience and her educational training including an M.S. in electrical engineering from Princeton University. Her service on the boards of other companies, including as Chair, gives her additional experience in business operations, strategic planning, financial reporting, and mergers and acquisitions.

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SAMUEL E. BEALL, III	Age: 66	Director Since: 2006
Independent Director
Occupation: Investment Banker/Private Investor Current Board Committees ●Compensation ●Governance Future Committee Assignments ●Compensation Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Former Board Chair - Public Company; Former Chairman and CEO - Public Company
	✓	Corporate Governance; Business Strategy and Functions; Financial Literacy and Reporting
	✓	Risk Management and Assessment
	✓	Executive Compensation Design

Biography

Samuel E. Beall, III has served as a director since November 2006 and currently serves on the Compensation and Governance Committees. Effective May 1, 2017, and subject to his election at the Annual Meeting, Mr. Beall will serve on the Compensation Committee. Mr. Beall is Strategic Partner at Arlington Capital Advisors, a boutique investment bank, and is a principal in Beall Investments LLC, a private investment company. Mr. Beall served as chairman of the board and Chief Executive Officer of Ruby Tuesday, Inc. (NYSE: RT), which owns and operates casual dining restaurants under the Ruby Tuesday brand, from May 1995 to June 2012, and as President of Ruby Tuesday, Inc. from July 2004 to June 2012. Mr. Beall currently serves on the board of directors of Pilot Travel Centers LLC, a private company operating travel centers and travel plazas throughout North America, and Custom Foods of America, Inc., a private company specializing in fresh and easy-to-prepare menu solutions.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Beall’s qualifications for election to the Board include his experience as the chief executive officer of a public company, which provides him the ability to understand and address Windstream’s challenges and opportunities as a public company. As a former chief executive officer of a public company and a director of several private businesses, he has insight on managing complex business operations, overseeing business risk, designing compensation programs that motivate people, developing national advertising campaigns, assessing corporate governance and risk issues, and financial reporting requirements for public companies.

JEANNIE DIEFENDERFER	Age: 56	Director Since: 2016
Independent Director
Occupation: Strategic Consultant
Current Board Committees
●Governance
Future Committee Assignment
●Governance (Chair)
Other Current Public Board Memberships
●MRV Communications, Inc.
●Westell Technologies, Inc.
Qualification Highlights:
	✓	Leadership – Board Member and Board Committee Service - Public Companies; Advisory Board Roles - Private Companies; Former Corporate Executive
	✓	Telecommunications/Regulated Industries Experience
	✓	Strategic Planning and Consulting
	✓	Corporate Governance

Biography

Jeannie Diefenderfer has served as a director since February 2016 and currently serves on the Governance Committee. Effective May 1, 2017, and subject to her election at the Annual Meeting, Ms. Diefenderfer will serve as the Chair of the Governance Committee. She is the founder and CEO of courageNpurpose, LLC, a consulting firm providing advisory services to boards and CEOs in strategic initiatives to drive operational and business efficacy. Previously, she spent over 10 years in executive leadership roles at Verizon Communications, including leading Verizon’s global customer care organization for its largest enterprise customers, serving as Chief Procurement Officer, and as Senior Vice President of Global Engineering & Planning. Ms. Diefenderfer is a member of the boards of directors of MRV Communications, Inc. (NASDAQ: MRV), where she serves as the chair of the compensation committee and a member of the audit and governance committees, and Westell Technologies, Inc. (NASDAQ: WSTL), where she serves as the chair of the compensation committee and a member of the audit committee. She is also the chair of the Accenture Network Advisory Council.

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Skills and Qualifications Specifically Applicable to Windstream

Ms. Diefenderfer’s qualifications for election to the Board include over 28 years of technical and operational experience in the telecommunications industry, her senior executive positions, and her service on public and advisory boards, providing her the ability to offer insight on corporate governance matters and business issues to be addressed by Windstream. Her experience with strategic planning and advising on business matters provides her with key insight on situations arising within Windstream and knowledge regarding how to address operational matters.

JEFFREY T. HINSON	Age: 62	Director Since: 2006
Independent Director
Occupation: Senior Executive Current Board Position ●Board Chair Future Committee Assignment ●Governance Other Current Public Board Memberships ●Live Nation Entertainment, Inc. ●TiVo Corporation	Qualification Highlights:
	✓	Leadership – Board Member and Board Committee Service - Public Companies; Current and Former Senior Executive; Former CFO
	✓	Financial and Accounting Expertise
	✓	Corporate Strategy Development and Risk Oversight
	✓	Media and Communications Industry Knowledge

Biography

Jeffrey T. Hinson has served as a director since Windstream’s formation in 2006 and as Chairman of the Board since May 2013. Mr. Hinson served on the Audit Committee from 2006 to May 2013 and as Chair of the Audit Committee from May 2010 to May 2013. Effective May 1, 2017, and subject to his election at the Annual Meeting, Mr. Hinson will serve on the Governance Committee. Mr. Hinson has been the President of YouPlus Media LLC, a video content marketing firm, since June 2009. From July 2007 to July 2009, Mr. Hinson served as the President and Chief Executive Officer and a member of the board of directors of Border Media Partners, LLC, a Hispanic-focused radio broadcasting company. Mr. Hinson previously served in a number of roles at Univision Communications Inc., a Spanish language media company, including as Executive Vice President and Chief Financial Officer (March 2004 to June 2005) and as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision (September 2003 to March 2004). Since 2005, Mr. Hinson has been a director and chairman of the audit committee of Live Nation Entertainment, Inc. (NYSE: LYV), a global entertainment company that promotes live music events, operates music venues, sells tickets to entertainment and sporting events, and provides management services to music recording artists. He also serves as a director and member of the audit committee of TiVo Corporation (NASDAQ: TIVO), a provider of subscription-based DVR services and interactive video advertising. Until 2014, Mr. Hinson served as a director, audit committee member and chairman of the nominating and governance committee of Ares Commercial Real Estate Corporation (NYSE: ACRE), a specialty finance company and REIT focused on originating, investing in and managing middle-market commercial real estate loans and investments.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Hinson’s qualifications for election to the Board include his extensive professional background and experience, his previously held senior-executive level positions at two public companies for approximately 15 years, his service on other public company boards, including committee membership and committee chair roles, his extensive experience with companies in the media sector, and his financial and accounting expertise. His service on the board of other public companies in diverse industries provides him unique insight into corporate governance matters affecting public companies and offers him a broad perspective on the challenges and opportunities facing Windstream.

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WILLIAM G. LAPERCH	Age: 61	Director Since: 2014
Independent Director
Occupation: Strategic Consultant and Executive Chairman
Current Board Committees
●Governance
●Compensation  (Chair)
Future Committee Assignments
●Compensation (Chair)
Other Current Public Board Memberships
●Digital Realty Trust, Inc.
Qualification Highlights:
	✓	Leadership – Board Member and Board Committee Service - Public Companies; Former CEO; Advisory Board Positions - Private Companies; Executive Chairman
	✓	Corporate Strategy Development and Oversight
	✓	Telecommunications/Regulated Industry Experience
	✓	Design of Compensation Plans/Policies

Biography

William G. LaPerch has served as a director since September 2014 and currently serves as the Chair of the Compensation Committee and is a member of the Governance Committee. Effective May 1, 2017, and subject to his election at the Annual Meeting, he will continue to serve as the Chair of the Compensation Committee. Mr. LaPerch has been President of LaPerch Consulting, LLC (a provider of consulting services to private equity firms) from September 2012 to the present. In July 2016, he was appointed executive chairman of Hylan Datacom & Electrical, a provider of specialty contracting services in the New York City region for telecommunications providers and municipal organizations. From 2004 to 2012, Mr. LaPerch served as the President and Chief Executive Officer and a member of the board of directors of AboveNet, Inc., then a publicly traded provider of bandwidth infrastructure services, prior to which he served as Senior Vice President Operations. Mr. LaPerch served in executive management positions at Metromedia Fiber Network (a provider of metro fiber services and predecessor to AboveNet) from 2000 to 2003, several key leadership roles in operations and engineering at MCI Worldcom, Inc. (a global communications company) from 1989 to 2000, and operations and engineering positions at NYNEX Corporation (a regional telephone company) from 1982 to 1989. Mr. LaPerch is currently a member of the board of directors of Digital Realty Trust, Inc. (NYSE: DLR) where he serves on the compensation committee and as chair of the nominating and governance committee, and a member of the board of directors of several privately held network services and technology companies. From November 2012 to August 2015, Mr. LaPerch served as a member of the board of directors of Glassbridge Enterprises, Inc. (NYSE: GLA) (formerly Imation Corp. (NYSE: IMN)), a global scalable storage and data security company.

Skills and Qualifications Specifically Applicable to Windstream

Mr. LaPerch’s qualifications for election to the Board include his ability to provide guidance and perspective on a wide range of issues facing Windstream based on his long tenure as a senior executive in the telecommunications industry and leading a publicly-traded telecommunications company as President and CEO. His operational experience in unique aspects of Windstream’s business, including bandwidth consumption, colocation, interconnection, and the complex regulatory framework in which the company operates, provides Mr. LaPerch with a deep understanding of Windstream’s business and opportunities available to the Company. Through his current and former board and committee service for two public companies, and his past and present involvement with several private companies, Mr. LaPerch has valuable expertise regarding corporate governance matters and executive compensation plans and can provide key insight to the Board on these matters.

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LARRY LAQUE	Age: 58	Director Since: 2016
Independent Director
Occupation: Senior Executive Current Board Committees ●Audit Future Committee Assignment ●Audit Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Experienced Senior Executive
	✓	Extensive Communications and Media Experience
	✓	Knowledge of IT Processes; IT Security Risks; Cybersecurity
	✓	Financial Literacy; Business Operations and Processes

Biography

Larry Laque has served as a director since February 2016. Mr. Laque currently serves as a member of the Audit Committee and he will continue to serve as a member of the Audit Committee subject to his election at the Annual Meeting. Mr. Laque is Executive Vice President – Global Real Estate and Facilities for Discovery Communications, Inc. (NASDAQ: DISCA). In addition to his current position, he has held key leadership roles at Discovery during the last 14 years, including Executive Vice President and Co-CIO and Co-Head of Enterprise Operational Services from 2010 to 2015, and in executive positions in the IT organization from 2002 to 2010. Prior to joining Discovery in 2002, he held several leadership positions in network planning and implementation, operations and customer service at MCI Worldcom, Inc. and MCI Communications from 1982 to 2002.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Laque’s qualifications for election to the Board include his extensive executive experience in the telecommunications and media sectors, with over thirty years of experience in key operational and leadership positions at global companies. His experience as an IT executive provides him unique perspective on security and cybersecurity risks that may face public companies, including Windstream. He possesses insight into overseeing operations of large organizations, managing teams, and addressing corporate issues and business risks that may be presented. He understands financial statements and can advise on financial reporting matters.

JULIE A. SHIMER	Age: 64	Director Since: 2017
Independent Director
Occupation: Private Investor Future Committee Assignment ●Governance Other Current Public Board Memberships ●Halyard Health, Inc. ●Netgear, Inc.	Qualification Highlights:
	✓	Leadership – Board Member - Public Companies; Former CEO; Former General Manager
	✓	Business Operations; Strategic Planning; Product Development; Economic Development
	✓	Extensive Knowledge of the Telecommunications and Regulated Industries
	✓	Technical Expertise

Biography

Dr. Shimer was appointed to the Board on March 1, 2017 in connection with Windstream’s merger with EarthLink. Effective May 1, 2017, and subject to her election at the Annual Meeting, Dr. Shimer will serve as member of the Governance Committee. She previously served on EarthLink’s board of directors from July 2013 to the closing of the merger, and as chair of the EarthLink board. She is currently a private investor and has 30 years of product development experience, including many years with major communications companies. From March 2007 to April 2012, Dr. Shimer served as Chief Executive Officer of Welch Allyn, Inc., a manufacturer of frontline medical products and solutions, having served on the board of directors beginning in July 2002. Previously, she was President and Chief Executive Officer of Vocera Communications, Inc., a provider of wireless communications systems, also serving on the board of directors. She also has served as general manager at 3Com Corporation and Motorola and has been a product development leader at Motorola and AT&T Bell Laboratories. Dr. Shimer currently serves as a director of Netgear, Inc. (NASDAQ: NTGR), a home and small business network solutions provider, and Halyard Health, Inc. (NYSE: HYH), a medical technology company. She previously served as the chairwoman of Empire State Development Corp., the State of New York’s economic development organization.

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Skills and Qualifications Specifically Applicable to Windstream

Dr. Shimer’s qualifications for election to the Board include her advanced education, specifically a B.S. in Physics from Rensselaer Polytechnic Institute and an M.S. and Ph.D. in Electrical Engineering from Lehigh University, and significant background and experience with telecommunications product development. Having previously served as CEO of two private companies, as board chair of a public company, and as a director of two other public companies, Dr. Shimer brings a wealth of managerial knowledge and operational experience to the Board. Through her experience in these roles, she provides sophisticated knowledge of and insight into telecommunications product development, the management of complex enterprises, the economic development of the telecommunications industry, and strategic plans in company and financial development.

MARC F. STOLL	Age: 46	Director Since: 2017
Independent Director
Occupation: Board Member and Private Investor Future Committee Assignment ●Audit Other Current Public Board Memberships ●Arista Networks, Inc.	Qualification Highlights:
	✓	Leadership - Public and Private Company Board Member; Former Chief Financial Officer, Vice President and Controller
	✓	Global Financial Operations; Corporate Strategy and Business Development; Investment Banking; Engineering
	✓	Extensive Knowledge of the Technology Industry, Telecommunications and Regulated Industries
	✓	Audit Committee Financial Expert

Biography

Mr. Stoll was appointed to the Board on March 1, 2017 in connection with Windstream’s merger with EarthLink. Effective May 1, 2017, and subject to his election at the Annual Meeting, Mr. Stoll will serve on the Audit Committee. Mr. Stoll previously served on EarthLink’s board of directors beginning in April 2016. From October 2014 to March 2015, Mr. Stoll served as Chief Financial Officer at Anaplan, Inc., a privately-held provider of a cloud-based business modeling and planning platform for sales operations and finance. From August 2008 to July 2013, Mr. Stoll served as Vice President, Worldwide Sales Finance at Apple, Inc. (NASDAQ: AAPL). From 2004 to 2008, he served in various capacities at CA, Inc. (NASDAQ: CA), a systems software provider, most recently as Corporate Senior Vice President and Corporate Controller. From 2002 to 2004, Mr. Stoll served as Vice President, Technology Equity Research at Julius Baer Investment Management, a Swiss banking group. Additionally, Mr. Stoll serves as a member of the board of directors of Arista Networks, Inc. (NYSE: ANET), a computer networking company headquartered in Santa Clara, California and is a board member of several private companies.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Stoll’s qualifications for election to the Board include his broad background and experience as a Chief Financial Officer, Vice President, Senior Vice President and Corporate Controller with companies in the technology industry and engaged in business modeling and planning, software development, as well as investment banking. These senior level executive positions have provided Mr. Stoll with significant leadership experience that will enhance his value to the Board. Due to his previous roles with sophisticated, technologically advanced companies, Mr. Stoll has the experience and the practical knowledge of product development, service development, the management of complex enterprises, as well as financial expertise that will be a great benefit to the Company and the Board. Mr. Stoll brings significant financial experience and expertise, and the Windstream Board has determined that Mr. Stoll qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

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MICHAEL G. STOLTZ	Age: 66	Director Since: 2014
Independent Director
Occupation: CPA (Ret.) and former Audit Partner Board Committee ●Audit (Chair) Future Committee Assignments ●Audit (Chair) Other Current Public Company Directorships ●None	Qualification Highlights:
	✓	Former Audit Partner focused on Telecommunications
	✓	Financial Reporting Processes/Internal Controls
	✓	Extensive Knowledge regarding Telecommunications and Regulated Industries
	✓	Audit Committee Financial Expert

Biography

Michael G. Stoltz has served as a director since September 2014. Mr. Stoltz currently serves as chair of the Audit Committee and will remain in this role subject to his election at the Annual Meeting. He was an audit partner of Ernst & Young LLP (“E&Y”) from 2002 to 2014, primarily focusing on the communications, media and entertainment industries. He led E&Y’s Communications Advisory Services Group from 2002 until mid-2004, which focused on providing advisory services to communications companies. Prior to joining E&Y, Mr. Stoltz was a partner with Arthur Andersen where he provided audit, finance and specialized project services to clients in the energy, governmental and telecommunications sectors. Mr. Stoltz currently serves on the board of trustees of the Yampa Valley Medical Center in Steamboat Springs, Colorado.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Stoltz’s qualifications for election to the Board include his approximately 40 years of experience serving in an auditor capacity in the telecommunications, media and entertainment industries, with a focus on large global companies. His broad experience as the former audit partner for publicly-traded communications companies uniquely qualifies Mr. Stoltz to advise Windstream not only on general financial and accounting matters, but also various technical accounting and corporate governance matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues. The Board has determined that Mr. Stoltz qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Mr. Stoltz’s lengthy involvement with telecommunications companies provides him with valuable expertise regarding issues facing Windstream and the complex regulatory environment in which the Company operates.

TONY THOMAS	Age: 45	Director Since: 2014
Occupation: President and CEO Board Committees ●None Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Current President and CEO; Former CFO
	✓	Business Operations; Strategy; Financial Expertise and Reporting; Capital Markets
	✓	Extensive Knowledge of the Telecommunications Industry
	✓	Institutional Knowledge

Biography

Tony Thomas was appointed President and Chief Executive Officer and to the Board on December 11, 2014. He previously held the following positions at Windstream: President-REIT Operations (September to December 2014); Chief Financial Officer (August 2009 to September 2014); Treasurer (May 2012 to August 2013); and Controller (July 2006 to August 2009). Mr. Thomas also served as Controller of Alltel Holding Corp., the predecessor entity to Windstream Holdings, Inc., and held various other leadership positions with Alltel Corporation, a former publicly-traded wireless company, from 1998 to 2006, including Vice President of Investor Relations and Vice President of Southeast Regional Finance. Mr. Thomas joined Alltel after its merger with 360 Communications in 1998. Prior to entering the communications industry, Mr. Thomas was a senior auditor with Ernst & Young LLP, focusing on the telecom practice.

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Skills and Qualifications Specifically Applicable to Windstream

The Board believes it is important for Windstream’s President and CEO to serve on the Board, as the position places Mr. Thomas in a unique position to understand the challenges and issues facing Windstream. Mr. Thomas’s qualifications for election to the Board include the same demonstrated skills and experience that qualify him to serve as President and CEO. Mr. Thomas has worked in the communications industry for more than 20 years and has played an integral role in Windstream’s growth, as during his five-year tenure as CFO, the Company completed seven acquisitions totaling more than $5.6 billion in transaction value. As President and CEO, Windstream completed the transformative REIT Spin-off and the sale of its data center operations in 2015 and completed the recent merger with EarthLink Holdings Corp., a transaction that has created a stronger, more competitive Company, reduced leverage and has created significant synergy opportunities. Mr. Thomas has deep capital market expertise, having led almost $10 billion in debt transactions, as CFO and Treasurer of Windstream. Mr. Thomas’s knowledge of the Company and his experience as a company leader since its spin-off from Alltel Corporation in 2006 provide him with a wide-ranging perspective regarding Windstream’s opportunities and overall strategy and qualify him to serve as both President and CEO and as a director on the Board.

WALTER L. TUREK	Age: 64	Director Since: 2017
Independent Director
Occupation: Senior Executive Future Committee Assignment ●Compensation Other Current Public Board Memberships ●Spark Networks, Inc.	Qualification Highlights:
	✓	Leadership – Executive Chairman; Board Member - Public and Private Companies; Former Senior Vice President of Sales and Marketing
	✓	Strategic Planning and Oversight; Corporate Governance experience; Software Development
	✓	Extensive Knowledge of Network and Systems Development
	✓	Sales and Marketing Expertise

Biography

Mr. Turek joined the Board on March 1, 2017 in connection with Windstream’s merger with EarthLink. Effective May 1, 2017, and subject to his election at the Annual Meeting, he will be a member of the Compensation Committee. Mr. Turek served on EarthLink’s board of directors beginning in October 2015. Mr. Turek has served as Executive Chairman at Ascentis Corporation, a provider of human resources software and solutions, since 2011. He previously served as Senior Vice President of Sales and Marketing at Paychex, Inc. (NASDAQ: PAYX), a publicly-traded, leading provider of payroll and human resource services solutions, from October 2002 to May 2009. In 2009, Mr. Turek co-founded Mykonos Software, Inc., a provider of fraud and theft security solutions for internet websites. Mr. Turek currently serves on the board of directors of Spark Networks, Inc. (NYSEMKT: LOV) and BlueTie, Inc. and previously served on the board of directors of Greenway Medical Technologies, Inc. (formerly NYSE: GWAY) from 2005 to 2013 and of Mykonos Software, Inc. from 2009 to 2012.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Turek’s qualifications for election to the Board include substantial executive experience in sales and marketing of complex products and services. Additionally, throughout his career, Mr. Turek has attained a wealth of knowledge and practical guidance of internet and cyber security that will benefit the Board and Windstream. Mr. Turek’s various executive and senior executive roles provide him the ability to manage complex enterprises, oversee and manage large teams, and understand challenges and opportunities of Windstream from a sales and marketing perspective. Moreover, his service on other boards provides him governance experience and insight that will be invaluable to the Board.

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ALAN L. WELLS	Age: 57	Director Since: 2010
Independent Director
Occupation: Partner – Private Equity and Investment Banking Firm Current Board Committees ●Audit ●Governance (Chair) Future Board Position ●Board Chair Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Former CEO and Board Chair - Public Company; Former CFO - Public Company
	✓	Corporate Strategy Development and Oversight; Capital Markets; Financial and Accounting Expertise; Corporate Governance
	✓	Extensive Knowledge of the Telecommunications and Regulated Industries
	✓	Business Operations Expertise

Biography

Alan L. Wells has served as a director since 2010 and is a member of the Audit and Governance Committees. As of May 1, 2017, and subject to his election at the Annual Meeting, he will serve as Chairman of the Board of Directors. He is a founding partner of Financial Advisory Partners, LLC, which makes private equity investments and provides investment banking services to companies primarily located in the Midwest. He served as Chief Executive Officer of Iowa Telecommunication Services, Inc. (formerly NYSE: IWA) from 2002 to 2010 and Chairman of its board of directors from 2004 to 2010. He joined Iowa Telecom in 1999 as President and Chief Operating Officer, and was appointed to the role of President and Chief Executive Officer in 2002. Prior to joining Iowa Telecom, Mr. Wells was Senior Vice President and Chief Financial Officer at MidAmerican Energy Holdings Company (NYSE: MEC), a Des Moines, Iowa-based electric and gas utility holding company, from 1997 until 1999. During the same period, Mr. Wells also served as President of MidAmerican’s non-regulated businesses. Mr. Wells held various executive and management positions with MidAmerican, its subsidiaries and its predecessors, from 1993 through 1999. Prior to that, Mr. Wells was with Deloitte Consulting (previously Deloitte & Touche Consulting) and previously held various positions with the Public Utility Commission of Texas and Illinois Power Company. He has been a CPA for over twenty years and is a FINRA-registered investment banker.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Wells’ qualifications for election to the Board include his broad background and experience, his wide range of operational and financial experiences in the telecommunications and other regulated industries, and his prior experience as a senior executive with two public companies. The Windstream Board has determined that Mr. Wells qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Through his prior experience as a senior executive in the telecommunications and other regulated industries and his broad experience in other industries, he has insight on managing complex regulated enterprises, developing strategic plans in changing regulatory environments, executing large capital market transactions, and addressing various corporate governance and financial matters arising in public companies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” EACH OF THE DIRECTOR NOMINEES.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE
DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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SECURITY OWNERSHIP

Stock Ownership Guidelines. In November 2015, the Board of Directors adopted new minimum stock ownership guidelines for Windstream’s directors and executive officers. The guidelines require directors and executive officers to meet minimum stock ownership levels equal to the lesser of (i) a value-based multiple of salary or retainer, as applicable, or (ii) a fixed number of shares of common stock.

Directors who are not executive officers are expected to maintain minimum beneficial ownership of shares of Windstream common stock at levels equaling the lesser of either (i) 40,000 shares of common stock or (ii) a number of shares valued at least three times the annual retainer paid to non-management directors. Executive officers are expected to maintain minimum beneficial ownership of shares of Windstream common stock at levels equaling the lesser of either (i) a number of shares equal to the value-based multiple or (ii) the specified fixed number of shares, each as provided in the following table.

	Value-Based Multiple	Fixed Number of Shares
Officer	(1)	(2)
Directors	3x Annual Board Retainer	40,000 Shares
President and Chief Executive Officer	5x Salary	750,000 Shares
Chief Financial Officer	3x Salary	200,000 Shares
EVP, Chief Human Resources & Legal Officer	3x Salary	225,000 Shares
President – Consumer, Small and Medium-Sized Business	1x Salary	50,000 Shares
Vice President – Controller	1x Salary	50,000 Shares

(1)	For the value-based multiple component, ownership levels are calculated as of December 31 of each year by dividing (i) the total value of shares required to be beneficially owned by (ii) the 30-day average stock price of a share of common stock for the period ending on December 31.

(2)	Pursuant to the guidelines, the fixed numbers of shares of common stock are adjusted to reflect stock splits or similar changes to the capital structure of Windstream.

Directors and executive officers in their positions at the time of adoption of the guidelines have until December 31, 2020, to attain the ownership levels described above, and each new director and executive officer will have a transition period of five years from the date of his or her appointment to attain the applicable ownership level. During the transition period and until the director or executive officer satisfies the specified ownership levels, the guidelines impose a retention ratio that provides that each director and executive officer is expected to retain at least 50% of the shares received, net of tax payment obligations, upon the vesting of restricted stock or the exercise of stock options. Directors and executive officers are also required to hold for at least six months all shares received, net of tax payment obligations, upon vesting of restricted equity awards or the exercise of stock options. For the purposes of the guidelines, unvested time-based shares or units of restricted stock are considered beneficially owned, while unvested performance-based shares or units of restricted stock do not count toward satisfaction of the stock ownership guidelines for executive officers.

The table below sets forth the applicable guideline share amount for each non-employee director standing for election at the Annual Meeting and the number of shares of Windstream common stock that each such director is deemed to own under the guidelines as of March 1, 2017.

Non-Management Director	Guideline Share Amount (1)	Shares Owned
Carol B. Armitage	33,683	40,078
Samuel E. Beall, III	33,683	45,772
Jeannie Diefenderfer	33,683	34,914
Jeffrey T. Hinson	33,683	38,569
William G. LaPerch	33,683	29,401
Larry Laque	33,683	34,914
Julie A. Shimer	33,683	90,428
Marc F. Stoll	33,683	23,085
Michael G. Stoltz	33,683	49,734
Walter L. Turek	33,683	28,999
Alan L. Wells	33,683	96,986

(1)	The guideline share amount is equal to the value-based multiple for directors. Mr. LaPerch has until December 31, 2020 to meet the applicable ownership level. Messrs. Stoll and Turek were appointed on March 1, 2017, and have until March 1, 2022 to meet the applicable ownership level.

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The table below sets forth the applicable guideline share amount for each named executive officer and the number of shares of Windstream common stock that each such officer is deemed to own under the guidelines as of March 1, 2017.

Named Executive Officers	Guideline Share Amount (1)	Shares Owned
Tony Thomas	660,458	590,572
Robert E. Gunderman	178,344	209,539
John P. Fletcher	204,082	337,092
Sarah Day	39,628	83,632
John C. Eichler	38,307	68,356

(1)	The guideline share amount is equal to the value-based multiple applicable to the position held by each named executive officer. Mr. Thomas has until December 31, 2020 to meet the applicable ownership level.

Security Ownership of Directors and Executive Officers. Set forth below is information, as of March 1, 2017, as to shares of Windstream common stock beneficially owned by each director, by each named executive officer, and by all directors and executive officers of Windstream as a group. Except as otherwise indicated by footnote, the nature of the beneficial ownership is sole voting and investment power, and no shares are pledged as security:

Name of Beneficial Owners	Shares Beneficially Owned (1)	Unvested Restricted Shares (2)	Total Shares Beneficially Owned (4)	Percent of Class (if 1% or more)
Non-Management Directors
Carol B. Armitage	28,571	11,507	40,078	*
Samuel E. Beall, III	34,265	11,507	45,772	*
Jeannie Diefenderfer	4,681	30,233	34,914	*
Jeffrey T. Hinson	27,062	11,507	38,569	*
William G. LaPerch	17,894	11,507	29,401	*
Larry Laque	4,681	30,233	34,914	*
Julie A. Shimer	87,295	3,133	90,428	*
Marc F. Stoll	19,952	3,133	23,085	*
Michael G. Stoltz	38,227	11,507	49,734	*
Walter Turek	25,866	3,133	28,999	*
Alan L. Wells	85,479	11,507	96,986	*
Named Executive Officers (3)
Tony Thomas	195,926	394,646	590,572	*
Robert E. Gunderman	60,737	148,802	209,539	*
John P. Fletcher	186,924	150,168	337,092	*
Sarah Day	17,578	66,054	83,632	*
John C. Eichler	32,538	35,818	68,356	*

All Directors and Executive Officers as a Group	867,676	934,395	1,802,071	*

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*	indicates less than one percent

(1)	This column excludes unvested restricted shares and includes shares of Windstream common stock owned directly by each person and shares held in each named executive officer's account under the Windstream 401(k) Plan, as follows: Thomas 3,947, Gunderman 2,374, Fletcher 6,741, Day 2,087, and Eichler 2,385.

(2)	Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under Windstream’s equity compensation plans hold the sole right to vote such shares.

(3)	J. David Works, Jr., former President – Enterprise (and a named executive officer), departed from the Company in 2016. As a result, no current information on his holdings of Windstream common stock is available.

(4)	Windstream grants performance-based restricted stock units (PBRSUs) to its executive officers. Because unvested PBRSUs do not provide the recipients the right to vote or other elements of beneficial ownership as defined under SEC rules and will not vest within 60 days from March 1, 2017, all unvested outstanding PBRSUs are omitted from this table. For informational purposes, the following table shows the outstanding unvested PBRSUs granted to each named executive officer, except Mr. Works who is no longer with the Company:

Named Executive Officers	Total Shares Beneficially Owned	Unvested Performance- Based Restricted Stock Units (PBRSUs)	Total Shares Beneficially Owned Including PBRSUs
Tony Thomas	590,572	433,854	1,024,426
Robert E. Gunderman	209,539	161,617	371,156
John P. Fletcher	337,092	181,192	518,284
Sarah Day	83,632	61,737	145,369
John C. Eichler	68,356	34,136	102,492

Security Ownership of Certain Beneficial Owners. Set forth below is information, as of March 1, 2017, with respect to any person known to Windstream to be the beneficial owner of more than 5% of any class of Windstream’s voting securities, all of which are shares of common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Blackrock, Inc.	17,776,343 (1)	9.60%
	55 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group	27,614,913 (2)	14.91%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)	Based upon information contained in a Schedule 13G/A filed on January 9, 2017 with respect to Windstream common stock and a Schedule 13G/A filed on January 24, 2017 with respect to EarthLink common stock, Blackrock, Inc. has sole voting power over 17,181,185 shares, sole dispositive power over 17,776,343 shares and no shared voting or dispositive power with respect to any shares.

(2)	Based upon information contained in a Schedule 13G/A filed on February 10, 2017 and a Schedule 13G/A filed on February 9, 2017 with respect to EarthLink common stock, The Vanguard Group has sole voting power over 294,249 shares, shared voting power over 26,269 shares, sole dispositive power over 27,304,442 shares and shared dispositive power over 310,471 shares.
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AUDIT COMMITTEE REPORT

This report provides information concerning the Audit Committee of Windstream Holdings, Inc.’s Board of Directors. The Audit Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Audit Committee is comprised entirely of independent directors, as defined and required by SEC rules and regulations and NASDAQ listing standards, and directors who are financially literate. Additionally, Messrs. Stoltz and Wells qualify as audit committee financial experts.

In connection with its function to oversee and monitor the financial reporting process of Windstream Holdings, Inc. and its subsidiaries, the Audit Committee has reviewed and discussed with management of Windstream Holdings, Inc. and Windstream Services, LLC, which is a wholly-owned subsidiary of Windstream Holdings, Inc., the audited consolidated financial statements for the year ended December 31, 2016 of Windstream Holdings, Inc. and Windstream Services, LLC; discussed with PricewaterhouseCoopers LLP, the independent registered public accountant of Windstream Holdings, Inc. and Windstream Services, LLC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States); received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Windstream Holdings, Inc. and Windstream Services, LLC that the audited consolidated financial statements for the year ended December 31, 2016 be included in the Annual Report on Form 10-K of Windstream Holdings, Inc. and Windstream Services, LLC for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The Audit Committee

Michael G. Stoltz, Chair
Carol B. Armitage
Larry Laque
Alan L. Wells

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, objectives and policies underlying Windstream’s executive compensation program for our President and Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2016 (collectively, the “named executive officers” or “NEOs”). It also describes the key factors that the Compensation Committee considered in determining the compensation of our NEOs.

EXECUTIVE SUMMARY

Windstream is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the United States. We provide data, cloud solutions, unified communications and managed services to small business and enterprise clients. We also offer bundled services, including broadband, security solutions, voice and digital television to consumers.

Our vision is to provide a best-in-class customer experience through our network and our people. To fulfill that vision, we need to attract and retain exceptional leaders to join Windstream. We have designed our compensation program to attract, retain, engage and motivate qualified executives who possess the skills to advance our strategy while aligning executive pay with both our performance and the interests of stockholders. In this Compensation Discussion and Analysis, the individuals shown below are our NEOs.

●	Tony Thomas	President and Chief Executive Officer
●	Robert E. Gunderman	Chief Financial Officer
●	John P. Fletcher	Chief Human Resources and Legal Officer
●	Sarah Day	President – Consumer and SMB ILEC
●	John C. Eichler	Controller
●	J. David Works, Jr.	Former President - Enterprise

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Compensation Philosophy

Windstream’s executive compensation program is designed to achieve the following objectives:

●	Provide competitive total compensation opportunities to attract and retain high-performing executives;
●	Align the Company’s compensation plans with its short- and long-term business strategies;
●	Align the financial interests of the Company’s executives with those of its stockholders through stock-based incentives and ownership requirements; and
●	Provide a high correlation between pay and performance by making a significant portion of total compensation variable and differentiating awards based on Company performance.

Compensation Best Practices

Key components of our compensation practices are set forth below and support our compensation objectives to pay for performance, align management’s interests with those of our stockholders and attract and retain key executives. Highlights of our compensation practices for our executive officers include:

Windstream Executive Compensation Best Practices

✓	The Compensation Committee utilizes an independent compensation consultant which provides no other services to the Company
✓	Compensation Committee instituted annual compensation strategy meeting to align compensation to company strategy
✓	Annual incentive bonus and long-term incentive awards tied to performance metrics designed to improve profitability
✓	50% of long-term incentive program based on long-term performance and vesting period (3 year)
✓	A long-term incentive plan that does not provide dividends on unvested performance awards
✓	Most of our CEO and other NEO's total compensation opportunity is performance-based and "at-risk"
✓	Stock ownership guidelines (at least 5x base salary for CEO and lx-3x for other NEOs)
✓	Robust clawback policy with respect to cash and equity incentive awards
✓	Limited perquisites at the executive level and no special perquisites for former executives
✓	No tax gross-ups on perquisites or change-in-control benefits
✓	No single-trigger equity acceleration or excessive severance benefits
✓	Anti-Pledging and Anti-Hedging Policies

2016 Executive Compensation Framework

Consistent with historical compensation practices, our fiscal 2016 executive compensation program featured the following attributes:

At Risk Compensation	A substantial portion of the compensation for our NEOs in 2016 was at-risk through allocation of short-term cash incentives and long-term equity-based incentives.

Base Salary	No increases in base salaries for NEOs in 2016, except for Ms. Day, who was newly promoted.

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Incentive Awards

As with previous years, NEOs participated in short- and long-term incentive programs. The short-term incentive program is based on Windstream’s achievement of, for the corporate level NEOs, certain levels of Adjusted OIBDAR (Adjusted OIBDAR is operating income before depreciation and amortization before merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense and the annual rent payment due under the lease with Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.)) and, for the business unit executives, Business Unit Contribution Margin. The long-term incentive program is based on Windstream’s achievement of certain three-year cumulative Adjusted Operating Free Cash Flow amounts (Adjusted Operating Free Cash Flow is Adjusted OIBDAR less cash taxes and cash interest on long-term debt, plus investment income). The Compensation Committee set target amounts for Adjusted OIBDAR, Adjusted Operating Free Cash Flow, and the other incentive award performance measures at levels it believed were difficult but achievable and designed to drive results.

Summary of key incentive plan design changes in 2016

With the significant organizational, operational and leadership changes completed during 2015, the Compensation Committee implemented substantive changes to the executive compensation program for 2016 in response to the following primary considerations:

●	Prior and ongoing stockholder outreach expressing the desire for more substantive change, particularly with respect to the long-term incentive program design;
●	The reorganization of the Company into a business unit structure and the opportunity to align targets accordingly; and
●

The recapitalization of the Company following the REIT Spin-off in 2015, which had the effect of limiting the amount of equity-based compensation that can be provided within reasonable parameters for equity plan dilution and annual equity grant rates.

Considering these factors, the Compensation Committee approved the following plan design changes to the executive compensation program for 2016:

●

Shift in the pay mix — Reduced long-term incentive grant values and increased short-term incentive opportunities by a commensurate amount to retain approximately the same total compensation opportunity while creating more focus on near-term financial results.

●

Simplified financial targets with improved “line of sight” in the short-term incentive plan — Corporate executives’ targets based 100% on Adjusted OIBDAR and business unit executives’ targets based 100% on Business Unit Contribution Margin.

●

Enhanced focus and accountability for long-term performance in the long-term incentive plan — With respect to performance-based restricted stock units (PBRSUs), lengthened the measurement period from one year to three years, changed the measure from Adjusted OIBDAR to Adjusted Operating Free Cash Flow, and eliminated the relative total shareholder return measure. Because growing Adjusted Operating Free Cash Flow is a key element of our long-term strategy, we believe tying long-term incentives to this metric strengthens alignment to the strategy. In addition, NEOs continue to be aligned to total shareholder returns through a significant allocation of total compensation to equity and minimum stock ownership guidelines.

●

Reduction in the size and level of equity-based participation — The long-term incentive program remains equity-based, but the size and level of participation was greatly reduced, with only 83 employees receiving approximately $14 million in annual equity awards in 2016, down from 852 employees receiving approximately $37 million in annual equity awards in 2015.

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Pay Mix

The charts below illustrate the mix of target total compensation (the sum of base salary, target cash incentives and target long-term incentives granted) for our CEO, individually, and the other NEOs, as a group, based on compensation opportunities provided in fiscal 2016, including the percentage of pay that is deemed “at-risk” compensation. We consider compensation to be “at-risk” if the award or vesting is subject to achievement of performance goals and/or the value received is dependent on our stock price.

The Compensation Committee believes that the changes implemented in 2016 are responsive to stockholder feedback, support the current organizational structure and priorities, and align pay and performance.

Executive Compensation Aligned with Company Performance

The Board of Directors believes that the 2016 pay results are aligned with the Company’s 2016 performance results and confirm that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance.

2016 Performance Results

In 2016, under the leadership of Chief Executive Officer, Tony Thomas, the Company continued to execute its focused operational strategy to drive improved financial results while effectively allocating capital and optimizing the balance sheet. The Company produced solid financial results and met its external guidance while also accomplishing several major strategic objectives:

●	Announced the merger with EarthLink Holdings Corp. — creates a stronger, more competitive company
●	Generated total Service Revenue of $5.3 billion — consistent with Company expectations
●	Produced Adjusted OIBDAR of $1.9 billion — between the threshold and target range utilized for the 2016 short-term incentive plan
●	Generated Strong Business Unit Contribution Margins — at or above the threshold level utilized for each business unit under the 2016 short-term incentive plan
●	Advanced Network Capabilities — Invested $990 million to advance the business unit strategies and create new sales opportunities

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●	Reduced Debt by Approximately $748 million through completion of a debt-for-equity exchange and open market debt purchases in 2015 and 2016 — reducing financial leverage, improving our maturity profile and lowering cash interest expense going forward

●	Returned Cash to Stockholders of Approximately $88 million — through dividends and stock repurchases

The financial results were within expectations for the year established by the Board of Directors, while the strategic accomplishments position Windstream for continued success.

2016 Compensation Results

Although 2016 financial results were within the targeted budgetary ranges established by the Board of Directors, Adjusted OIBDAR and Consumer & SMB Business Unit Contribution Margin were toward the lower end of the ranges and resulted in the following compensation results for the NEOs:

●	Short-term incentive payout equal to 59% of target for Messrs. Thomas, Gunderman, Fletcher, and Eichler (based on consolidated Adjusted OIBDAR)
●	Short-term incentive payout equal to 59% of target for Ms. Day (based on Consumer & SMB Business Unit Contribution Margin)
●	Performance-based stock unit (PBRSU) payout related to the 2014 and 2015 grants equal to 59% of target for Messrs. Thomas, Gunderman, Fletcher, and Eichler (based on consolidated Adjusted OIBDAR)

Highlighting the strong alignment between pay and performance, realized compensation was 61% for the CEO and ranged from 59% to 77% for the other NEOs. The Compensation Committee believes that these “below target” payout results are consistent with the Company’s financial performance during 2016. The following chart illustrates each NEO’s actual realized total compensation (the sum of base salary, actual short-term incentive payout and actual payouts upon the vesting of equity awards) as compared to target total compensation (the sum of base salary, target cash incentives and target long-term incentives granted in 2016).

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2017 Executive Compensation Framework

During 2016, the Compensation Committee thoroughly reviewed the executive compensation program. This review considered both (a) external alignment to industry pay levels and practices and (b) internal alignment with the Company’s business strategy and priorities. Based in part on this review, the Compensation Committee approved some increases to executive compensation opportunities to better align with market pay levels and approved a few modest changes to the short-term incentive plan design for 2017. With these changes, the Compensation Committee believes that pay levels are market competitive and that the short-term and long-term incentive plan designs are directly aligned with the Company’s near term and long-term strategies and objectives.

Response to Advisory Say-On-Pay Vote

Every year, our stockholders have the opportunity to cast an advisory vote on executive compensation, which is commonly referred to as a “say-on-pay” vote. At our 2016 Annual Meeting of Stockholders, 90% of the votes cast on the say-on-pay proposal related to 2015 compensation were voted in favor of the proposal. We received a 92% approval rate on the say-on-pay vote at the 2015 Annual Meeting of Stockholders.

The Compensation Committee believes the results achieved in 2016 and the compensation realized were indicative of a tight linkage between pay and performance. Additionally, we believe the practices described above in “Windstream Executive Compensation Best Practices” further demonstrate our commitment to sound governance principles and responsible practices with respect to executive compensation.

2017 Advisory Votes

Stockholders at the Annual Meeting are being asked to approve, on an advisory basis, the compensation of our NEOs. Stockholder advisory votes on executive compensation are currently solicited on an annual basis, and at the Annual Meeting, stockholders are also being asked to vote on the frequency of future say-on-pay votes. The Board of Directors is again recommending that we hold annual say-on-pay votes to continue our historic practice.

The following are key factors that stockholders should consider when assessing our executive compensation program. The Company:

Executed a focused operational strategy which is driving improved financial results
●	Met financial guidance
Allocated capital and returned value to stockholders
●	Significantly enhanced our network capabilities by completing key broadband network upgrades to improve our internet service offerings, deployed fiber to bring more traffic on-net and expanded the carrier network to focus on key growth areas

●	Returned approximately $88 million in value to our shareholders through our dividend and share repurchase program which did not impact short-term or long-term incentive payouts for NEOs because the performance measures (Adjusted OIBDAR) were not impacted by the repurchase program
Optimized the balance sheet
●	Completed the debt for equity exchange of Windstream’s retained ownership of Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.), enabling us to reduce debt by $672 million
●	Executed a debt repurchase plan resulting in debt reduction of $76 million
●	Improved our debt maturity profile and reduced interest expense

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HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of the Compensation Committee

Windstream’s Compensation Committee is presently comprised of William G. LaPerch (Chair), Carol B. Armitage, and Samuel E. Beall, III. As of May 1, 2017, and assuming their election to the Board at the Annual Meeting, the members of the Compensation Committee will include: William G. LaPerch (Chair), Samuel E. Beall, III, and Walter L. Turek. The Windstream Board of Directors has determined that each member or prospective member of the Compensation Committee is an independent director under NASDAQ listing standards and a “non-employee director” for purposes of Section 16 of the Exchange Act and are considered “outside directors” as defined in Section 162(m) of the Internal Revenue Code.

The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards for Windstream’s directors and principal officers. The Compensation Committee annually reviews and approves goals relevant to our CEO’s compensation and, based on an annual evaluation of these performance goals, determines and approves our CEO’s compensation. The Compensation Committee conducts this review using a survey of compensation data of comparable employers that is prepared by its outside compensation consultant based on criteria specified by the Compensation Committee. Beginning in 2016, after setting the annual corporate strategy, the Compensation Committee convenes in September to confirm the compensation design, performance metrics and overall framework remain aligned with the strategic direction of the Company. The Compensation Committee plans to conduct these yearly assessments on a go-forward basis.

Role of the Independent Consultant

The Compensation Committee has the authority to retain and terminate executive compensation consultants to be used in the evaluation of director, CEO or executive officer compensation and to approve the consultant’s fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should perform no services for Windstream other than services as consultant to the Compensation Committee. During 2016, the Compensation Committee engaged Pearl Meyer, LLC (“Pearl Meyer”) to assist it in the review and design of Windstream’s executive compensation program. Pearl Meyer reports directly to the Compensation Committee. Pearl Meyer provided a self-assessment to the Compensation Committee in 2016 relative to the independence standards required by the stock exchanges. The self-assessment included the following information:

●	Pearl Meyer performs no other services for Windstream, other than the engagement with the Compensation Committee;
●	Fees paid by Windstream to Pearl Meyer are less than 0.5% of Pearl Meyer’s total revenue;
●	Pearl Meyer has policies and procedures to prevent conflicts of interest;
●	The individual advisors to the Compensation Committee does not own any Windstream stock;
●	There is no business or personal relationship between the individual advisor and a Committee member; and
●	There is no business or personal relationship between the individual advisor or Pearl Meyer and an executive officer of Windstream.

Role of Windstream’s Management

Windstream’s management assists the Compensation Committee’s consultant in its survey of executive compensation by providing historical compensation information and by reviewing and commenting on preliminary drafts of the survey reports. At the first Compensation Committee meeting of each year (generally held in February), the Compensation Committee reviews and approves executive compensation for such year. Based on the compensation surveys and compensation principles previously specified by the Compensation Committee, our CEO and members of Windstream’s human resources department prepare recommendations for compensation levels for executive officers in consultation with the Compensation Committee’s consultant, except that no recommendation is made for our CEO’s compensation. The Compensation Committee then meets to review and determine our CEO’s compensation and reviews and recommends the compensation for all other executive officers. The Compensation Committee determines our CEO’s compensation, and recommends the compensation of all other executive officers to the Board, based in part on discussions with management, including our CEO, and the compensation consultant. The Board approves or, in the case of our CEO’s compensation, ratifies the actions of the Compensation Committee.

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Stockholder Outreach

The Compensation Committee considers issues raised and information shared by stockholders regarding its compensation practices during management’s stockholder outreach meetings. In 2016, Windstream’s management offered meetings to stockholders representing approximately 37% of our outstanding shares to ensure that we understand and, to the extent possible, address any concerns raised concerning executive compensation. Our compensation program is, in part, based on our stockholders’ feedback regarding their preferences for different performance metrics for short-term and long-term incentive compensation plans.

Competitive Market Analysis

As part of the process of approving executive compensation levels and plan designs, the Compensation Committee regularly reviews and considers competitive market data. This competitive market analysis generally takes place in the fall of each year and is used as part of the decision-making process for the upcoming year. Given changes to the business strategy, organization structure, and executive leadership heading into 2016, the Compensation Committee did not request or review an updated external market assessment from its independent consultant in the Fall of 2015. Instead, executive pay decisions for 2016 were driven by internal considerations based on factors such as the organizational restructuring, the importance of near term financial performance, and shares available for grant under the equity plan. Although no external market study was conducted in the Fall of 2015, an extensive review and assessment was conducted by the Compensation Committee and Pearl Meyer during the Summer/Fall of 2016 to help inform executive compensation decisions for 2017.

Pearl Meyer’s previous market analysis included plan design and company performance data from a specific group of companies in the telecom, technology and services industries, which included:

●	DISH Network Corp.	●	Level 3
●	ADP	●	Western Union
●	United States Cellular	●	Fidelity National Information Services
●	Time Warner Telecom	●	TDS
●	Charter Communications	●	Frontier
●	CenturyLink

The Committee believes that the consideration of plan designs and performance levels among peer companies provides an additional useful reference point for the plan designs and degree of pay and performance alignment at Windstream. While consideration is given to the competitive market data, the Compensation Committee uses it primarily as a reference point and does not specifically target compensation to any market percentile. In addition to competitive market data, the Compensation Committee reviews and considers factors such as:

●	Company performance;
●	individual executive performance;
●	the critical nature of an individual’s role to organizational success;
●	internal pay equity among colleagues; and
●	retention risks.

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Only after careful consideration of all relevant facts and circumstances does the Committee exercise judgment and make compensation decisions.

COMPONENTS OF EXECUTIVE COMPENSATION

For 2016, the compensation of Windstream’s NEOs consisted of the following principal components:

Compensation Component	Description	Strategic Role
Base Salary	●Fixed cash compensation ●Positioned within the range of the market median based on each NEO's individual performance, skills, experience and internal equity	●Attract and reward qualified, high performing leaders to and implement our strategy
Annual Short-Term Incentive Plan
●Cash incentives that provide NEOs the opportunity for additional income if threshold performance goals are attained
●Annual performance metrics established by the Committee which align to the strategic plan
●Motivates executives to achieve performance objectives that are key to our annual operating and strategic plans ●Aligns executive and stockholder interests
Performance-Based Restricted Stock	●Performance-based RSUs vest after 3 years only to the extent that the pre-established, three-year performance goal is met	●Links compensation to achievement of multi-year financial goals ●Aligns executive and stockholder interests
Time-Based Restricted Stock	●RSUs vest proportionately over 3-years from grant based on continued service	●Enhances retention of key talent ●Aligns executive and stockholder interests

The compensation program for the NEOs also includes retirement plans, a deferred compensation plan, change-in-control agreements, and limited perquisites.

Base Salary

Base salary represents a stable means of cash compensation for our NEOs. Our goal in setting base salary amounts is to provide competitive compensation that reflects the contributions and skill levels of each executive. Consistent with our philosophy of tying pay to performance, our executives receive a relatively small percentage of their overall target compensation in the form of base salary.

We generally implement any base pay increases on a calendar year basis, with occasional mid-year increases to reflect a promotion or additional experience or responsibilities. The table below includes each NEO’s base salary as of December 31, 2016 in comparison to the base salary as of December 31, 2015. Mr. Works is not included because he was not employed by Windstream on December 31, 2016. However, at the time of his departure from the Company, Mr. Works’ base salary was $465,000. As illustrated, the Compensation Committee elected to make no base salary adjustments in 2016, with the exception of Ms. Day, who was recently promoted.

	Base Salary at	Base Salary at
Named Executive Officer	December 31, 2015	December 31, 2016	% Change
Tony Thomas	$1,000,000	$1,000,000	0%
Robert E. Gunderman	$450,000	$450,000	0%
John P. Fletcher	$515,000	$515,000	0%
Sarah Day	$210,000	$300,000	43%
John C. Eichler	$290,000	$290,000	0%

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Short-Term Cash Incentive Payments

Windstream maintains short-term cash incentive plans designed primarily to motivate executives to achieve specific performance goals over annual periods. Under these plans, the Compensation Committee sets different target payout amounts (as a percentage of base salary) for all executive officers to reflect such individual contributions to Windstream and the market level of compensation for such positions. The Compensation Committee believes these short-term incentive plans are a key part of its goal to make a substantial portion of total direct compensation at-risk.

During 2016, the NEOs participated in a short-term cash incentive plan based on Windstream’s achievement of certain Adjusted OIBDAR and Business Unit Contribution Margin levels. The Compensation Committee selected these financial measures because they provide strong alignment with the Company’s focused operational strategy and our capital allocation policy. Set forth below is more detail regarding these financial measures:

Performance Measure	Description	Reason Selected by Compensation Committee
Adjusted OIBDAR
●Operating income before it is reduced by depreciation and amortization
●Excludes merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense, and the annual rent payment due under the lease with Uniti Group, Inc.
●Adjusted OIBDAR is a Non-GAAP measure (see Appendix A to this Proxy Statement for a reconciliation of Net Loss to Adjusted OIBDAR)

●The key indicator of profitability that ensures Windstream’s ability to generate sustainable cash flows over a long period of time
●One of the principal measures used to communicate Windstream’s financial performance in quarterly earnings releases

Business Unit Contribution Margin
●Business Unit Contribution Margin is computed as business unit revenues and sales less business unit costs and expenses (see Appendix A to this Proxy Statement for the calculation of Business Unit Contribution)
●The key indicator of profitability for a specific business unit ●Places emphasis on margin growth

Under the short-term incentive plan, executive officers are eligible to receive payments in proportion to Windstream’s achievement of certain levels of each performance measure set at minimum (or threshold), target and maximum levels. The Compensation Committee sets each performance goal at levels it believes to be difficult but achievable and designed to drive results. No payout is made if performance is below the threshold levels, and performance between threshold, target and maximum levels results in prorated payouts.

The table below sets forth the 2016 performance goal levels for Messrs. Thomas, Gunderman, Fletcher and Eichler:

		Performance Goal Levels
		(dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum
Adjusted OIBDAR	100%	$1.903	$1.953 – $1.968	$2.018

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The table below sets forth the 2016 performance goal levels for Ms. Day:

		Performance Goal Levels
		(dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum
Consumer & Small Business Contribution Margin	100%	$1.049	$1.076 - $1.086	$1.114

The table below sets forth the 2016 performance goal levels for Mr. Works:

		Performance Goal Levels
		(dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum
Enterprise Contribution Margin	100%	$0.314 - $0.319	$0.333 - $0.338	$0.353

2016 Actual Results

Windstream’s actual Adjusted OIBDAR and Consumer & Small Business Contribution Margin for 2016 were $1.914 billion and $1.054 billion, respectively. Therefore, the overall achievement level calculated based on the 2016 financial results was approximately 59% of target for Messrs. Thomas, Gunderman, Fletcher and Eichler and Ms. Day. Mr. Works was not employed at the end of 2016 and, therefore, did not receive a payout under the short-term incentive plan. However, his achievement level based on 2016 Enterprise Contribution Margin of $0.319 billion would have been 50% of target. As described in greater detail below in the section titled “Post-Employment Compensation—Works Severance Arrangements,” pursuant to his separation agreement, Windstream agreed to pay Mr. Works a severance payment in the amount of what he could have received under the short-term incentive based on actual results and pro-rated for actual time in position.

The following table shows the target payouts and actual payouts (in each case, expressed as a percentage of base salary) for each NEO under the short-term incentive plan for 2016:

Named Executive Officer	Target Payout Percentage	Actual Payout Percentage
Tony Thomas	187.5%	111%
Robert E. Gunderman	120%	71%
John P. Fletcher	120%	71%
Sarah Day	120%	71%
John C. Eichler	60%	35%
J. David Works, Jr.	120%	0%

The Compensation Committee set the target payout percentages for each of the NEOs at the beginning of the fiscal year based on such individual’s contributions to Windstream and the market level of compensation for such position without benchmarking against a specific percentile. The Committee set Mr. Thomas’s level above the other NEOs given his position and ability in his role to affect stockholder value relative to other NEOs.

Long-Term Equity-Based Incentive Awards

Windstream maintains an equity-based compensation program to provide long-term incentives to executive officers to better align the interests of executives with stockholders and to provide a retention incentive. The equity-based compensation program also furthers the Compensation Committee’s goal to make a substantial portion of executive officers’ total direct compensation at-risk.

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Each year NEOs receive a portion of their total direct annual compensation in the form of long-term equity-based incentive compensation. All Windstream equity compensation awards are issued as either time-based restricted shares or performance-based restricted stock units (PBRSUs) under the Windstream Amended and Restated 2006 Equity Incentive Plan (“Equity Plan”). Windstream has not issued any stock options or other forms of equity compensation to its directors, executive officers or other employees. PBRSUs are eligible for deduction for tax purposes under Section 162(m) of the Internal Revenue Code. The table below provides more details regarding the time-based restricted stock and PBRSUs granted in 2016:

Stock Award	Percentage of Total LTI Awards in 2016	Vesting	Dividend Treatment
Time-Based Restricted Shares	●50% for all NEOs	●Vest ratably over a three-year period subject to continuous employment through March 1, 2019	●NEOs have the right to receive any cash dividends paid during the vesting period
PBRSUs	●50% for all NEOs	●Cliff-vest on March 1, 2019 ●Performance is measured over a three-year period ●Vest only if the performance threshold is met and the NEO is still employed on the date of vesting	●Dividends are accrued and paid only when and if the performance condition is satisfied

The Board of Directors delegated responsibility for administration of the Equity Plan, including the authority to approve awards, to the Compensation Committee. It is the Compensation Committee’s policy to review and approve all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which typically occurs each February. In determining the number of shares of restricted stock or PBRSUs to award to any individual under the Equity Plan, the Compensation Committee divides the approved grant value for such individual by the closing stock price of Windstream Common Stock on the date that the Compensation Committee approves the award (rounded down to the nearest whole share).

In the first quarter of 2016, the Compensation Committee approved the amounts and types of equity-based compensation awards described below to the NEOs. As with other elements of compensation, the Compensation Committee based individual equity-based incentive awards on such individual’s contributions to Windstream and the market level of compensation for such position without benchmarking against a specific percentile.

		2016 Grants of Performance-Based
		Restricted Stock Units
	2016 Grants of
	Time-Based
Named Executive Officer	Restricted Stock ($)	Threshold ($)	Target ($)	Max ($)
Tony Thomas	937,496	468,748	937,496	1,406,244
Robert E. Gunderman	359,996	179,998	359,996	539,994
John P. Fletcher	496,999	248,500	496,999	745,499
Sarah Day	139,999	70,000	139,999	209,999
John C. Eichler	100,995	50,498	100,995	151,493
J. David Works, Jr. (1)	356,995	178,498	356,995	535,493

(1)	As a result of Mr. Works’ departure from the Company in 2016, his equity awards lapsed.

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The Compensation Committee sets the performance measures for PBRSUs at the beginning of the three-year performance period. It is the Compensation Committee’s goal to set such amounts at levels that it believes are difficult but achievable and designed to drive results. For 2016, the Committee selected Adjusted Operating Free Cash Flow as the performance measure. Adjusted Operating Free Cash Flow is defined as Adjusted OIBDAR less cash interest and cash taxes, plus investment income. The Compensation Committee selected Adjusted Operating Free Cash Flow because it is a key measure of Windstream’s ability to generate sustainable cash flows over a long period of time.

The target Adjusted Operating Free Cash Flow metric for the 2016 PBRSUs was set at $2.851 billion, the threshold was set at $2.651 billion, and the maximum was set at $3.051 billion. No shares are awarded under these grants if actual Adjusted Operating Free Cash Flow is less than the threshold.

2016 Performance Period Actual Results

PBRSUs granted prior to 2016 were measured based on annual Adjusted OIBDAR. Actual Adjusted OIBDAR for fiscal 2016 was $1.914 billion, which reflected a 59% achievement level against the target performance goal. As such, PBRSUs for the 2016 performance period (specifically, the 2014 and 2015 grants) vested at 59% of target in accordance with their terms.

Effect of the REIT Spin-off on Outstanding Equity Awards

We completed the spin-off of Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.) on April 24, 2015. Effective with the REIT Spin-off, equitable adjustments were made with respect to outstanding equity awards related to Windstream common stock such that awards were divided between Windstream and Uniti based on the same allocation shareholders received. Specifically, awards were adjusted into two separate awards; one relating to Windstream common stock and one relating to Uniti common stock. The adjustment was made such that the number of shares related to the Uniti award was equal to the number of shares of Uniti common stock that the award holder would have received in the REIT Spin-off had the outstanding award represented outstanding shares of Windstream common stock. As a result, employees of Windstream hold restricted shares and PBRSUs of both Windstream and Uniti. The awards covering the Uniti common stock are subject to the same service- and performance-based vesting conditions that apply to the Windstream awards to which they are attributable. The final tranche of the Uniti restricted stock units vest in 2017.

Employment Agreements

President and CEO. Windstream entered an employment agreement with Tony Thomas on December 11, 2014, in connection with his appointment as President and Chief Executive Officer. The employment agreement provides that Mr. Thomas will be employed from December 11, 2014 to December 31, 2019, subject to annual renewals thereafter. During the term of his employment, Mr. Thomas’s annual base salary will be no less than $1,000,000 and his target annual bonus opportunity, commencing with the 2015 fiscal year, will be no less than 125% of his base salary. Under the terms of the agreement, Mr. Thomas received a time-based restricted share award with a grant date value of $1,000,000, which will vest in full on the third anniversary of the date of grant. Additionally, Mr. Thomas is eligible to participate in equity incentive, employee benefits and perquisite programs and arrangements that are no less favorable than those provided to other senior executives of Windstream. The agreement also contains severance benefit provisions that if Mr. Thomas’s employment is terminated without “Cause” (as defined in the employment agreement) or Mr. Thomas terminates his employment for “Good Reason” (as defined in the employment agreement), then Windstream will pay to Mr. Thomas, in a lump sum, the following amounts:

●	his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid, and
●	three times his annual base salary.

If Mr. Thomas’s employment terminates for any other reason, the employment agreement will terminate without further obligation to Mr. Thomas other than the obligation to pay his annual base salary through the date of termination and any other vested benefits. Upon termination of employment, Mr. Thomas is prohibited from soliciting employees or customers of or competing against Windstream for a two-year period, pursuant to an amendment to his Employment Agreement, entered in February 2016, and is subject to confidentiality and non-disparagement restrictions. The amendment extended the non-competition period from one to two years to reflect the importance of Mr. Thomas’s position as President and CEO of Windstream. Finally, Mr. Thomas is required to sign a waiver and release of all claims against Windstream and its affiliates prior to receiving severance benefits under the Employment Agreement.

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Retirement and Other Benefits

Retirement Plans. Windstream maintains a defined benefit pension plan and a qualified 401(k) defined contribution plan for its executive officers (including the NEOs) and employees. Participation in the pension plan is frozen except for certain bargaining unit employees. No executive officer is eligible for continued accruals. Windstream’s 401(k) plan provides for potential matching employer contributions of up to 4% of a participant’s compensation. The Compensation Committee maintains the 401(k) plan to provide employees with an opportunity to save for retirement with pre-tax dollars. The 401(k) plan also allows Windstream to fund its contributions to this plan in a predictable, consistent manner.

Deferred Compensation Plans. Windstream’s 2007 Deferred Compensation Plan provides a non-qualified deferred compensation plan for its executive officers (including the NEOs) and other key employees. The Compensation Committee adopted this plan as part of its effort to provide a total compensation package that was competitive with the compensation arrangements of other companies. The plan offers participants the ability to defer compensation above the IRS qualified plan limits.

Perquisites/Aircraft Use. Mr. Thomas is allowed to utilize Windstream’s corporate aircraft for personal use under a time-sharing arrangement pursuant to which he is obligated to reimburse Windstream for the incremental cost of such use (which primarily includes costs for fuel, maintenance charges allocable to such use and contract-pilot charges, and excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots, and other general charges related to ownership of the aircraft). All other NEOs are permitted limited personal use of Windstream’s corporate aircraft and are allowed to have family members accompany them on business trips on the aircraft, in each case subject to prior approval of Mr. Thomas or Fletcher. The Compensation Committee monitors the use by Mr. Thomas and all other NEOs to ensure the amount of usage is reasonable. The Compensation Committee believes that personal use of aircraft for Mr. Thomas and all other NEOs is a reasonable benefit considering the significant demands imposed on their schedules as a result of their responsibilities to Windstream.

Post-Employment Compensation

Change-In-Control Agreements. Windstream has entered change-in-control agreements with each NEO. The Compensation Committee believes that change-in-control agreements provide protection to our executive officers from the uncertainty associated with a potential change-in-control and are a key element in ensuring that our total compensation package is competitive with the compensation arrangements of other market participants. The change-in-control agreements provide that upon a qualifying separation from service the executive officers will be eligible to receive a cash, lump sum payment equal to a multiple times base salary and target bonus. The multiple is three times for Messrs. Thomas and Fletcher, two times for Mr. Gunderman and Ms. Day and one times for Mr. Eichler. Such payments will become payable on a “double-trigger” basis, which means that a change-in-control of Windstream must occur and the officer’s employment with Windstream must be terminated through either a resignation for “good reason” or a termination without “cause” (as those terms are defined in the change-in-control agreement). Pursuant to the terms of the change-in-control agreements, if excise taxes would be imposed upon payments received under the agreements the executive will either receive all the benefits to which he or she is entitled under the agreement, subject to the excise tax, or have his or her benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit. Refer to the “Potential Payments Upon Death, Disability, Termination or Change-in-Control” section for details associated with the change-in-control agreements.

Works Severance Arrangements. As part of his offer letter with Windstream, Mr. Works was entitled to receive severance benefits of one times his salary and target bonus if his employment was terminated by Windstream for any reason other than cause or by Mr. Works’ resignation for good reason (as defined in his change-in-control agreement) prior to February 1, 2017, the five-year anniversary of his employment date. Because of Mr. Works’ departure from the Company in 2016, Windstream paid him $837,000 pursuant to his offer letter. At the time of his departure, Windstream also agreed to pay Mr. Works a portion of his 2016 short-term incentive payment based on actual results and pro-rated for actual time in position. Mr. Works received a payout of $209,250 related to the 2016 short-term incentive plan. He remains subject to Windstream’s clawback policy. No equity vesting was accelerated in connection with Mr. Works’ departure.

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GOVERNANCE FEATURES

Stock Ownership/Insider Trading Policies

Windstream’s minimum stock ownership guidelines apply to Mr. Thomas and all other NEOs. The guidelines are described in this Proxy Statement under the heading “Security Ownership.” The guidelines are intended in part to ensure that NEOs retain a sufficient number of shares of Windstream common stock such that they continue to have a material financial interest in Windstream that is aligned with the stockholders.

Prohibition on Hedging and Pledging

Under Windstream’s insider trading compliance policy, directors and executive officers are prohibited, and employees are discouraged, from engaging in any transaction involving derivative securities intended to hedge the market risk in equity securities of Windstream other than purchases of long call options or the sale of short put options that are not closed prior to their exercise or expiration date. The policy also prohibits the purchase of Windstream shares on loan or margin and short sales.

Clawback Policy

Windstream’s clawback policy requires executive officers to repay or forfeit performance-based compensation under certain conditions. Effective January 1, 2013, the policy covers the following types of compensation: annual or short-term incentive compensation, performance-based restricted stock or units, other performance-based compensation, and such other compensation as may be designated by resolution to be subject to the policy. The policy does not cover time-based restricted stock or severance benefits awarded under a change-in-control agreement. Under the policy, each executive officer is required to forfeit or repay covered compensation, to the fullest extent permitted by law, if all of the following conditions are met: (i) Windstream financial statements filed during an executive officer’s employment become subject to a restatement; (ii) the Board determines that fraud caused or significantly contributed to the need for the restatement; (iii) the Board determines that the restatement applies to the covered compensation; and (iv) the Board determines in its sole discretion that it is in the best interests of Windstream and its stockholders for the executive officer to repay the covered compensation. The policy is limited to compensation that is vested or paid based on the achievement of financial results that subsequently become subject to restatement. The Board can determine that a restatement applies to covered compensation if the vesting or payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement, and the amount of compensation that would have been received by the executive officer had the financial results been properly reported, after giving effect to the restatement, would have been lower than the amount received. Each executive officer is required to sign an agreement that he or she has received, read and understood the policy. In addition, the policy provides that repayment and forfeiture remedies are not the exclusive remedies and that Windstream may pursue every other right or remedy at law or in equity available.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report provides information concerning the Compensation Committee of Windstream Holdings, Inc.’s Board of Directors. The Compensation Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Compensation Committee is comprised entirely of independent directors, as defined and required by NASDAQ listing standards.

The Compensation Committee has reviewed the disclosures under the caption “Compensation Discussion and Analysis” contained in Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders and has discussed such disclosures with the management of Windstream Holdings, Inc. Based on such review and discussion, the Compensation Committee recommended to the Windstream Board of Directors that the “Compensation Discussion and Analysis” be included in Windstream Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

The Compensation Committee

William G. LaPerch, Chair
Carol B. Armitage
Samuel E. Beall, III

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SUMMARY COMPENSATION TABLE

The following table shows the compensation awarded to, earned by or paid to Windstream’s NEOs in fiscal year 2016 and, as applicable, in fiscal years 2015 and 2014.

					Change in
					Pension Value
					and Non-Qualified
				Non-Equity	Deferred
			Stock Awards	Incentive Plan	Compensation	All Other
Name and		Salary	($)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	(1) (2)	($) (3)	($) (4)	($) (5)	($)
Tony Thomas President and CEO	2016	1,000,000	2,208,308	1,106,250	14,423	81,718	4,410,699
	2015	1,000,000	2,101,546	1,250,000	—	59,571	4,411,117
	2014	538,461	2,607,453	127,400	32,319	61,843	3,367,476
Robert E. Gunderman Chief Financial Officer	2016	450,000	819,475	318,600	—	39,565	1,627,640
	2015	450,000	691,464	360,000	—	28,595	1,530,059
	2014	289,823	777,110	33,302	—	66,234	1,166,469
John P. Fletcher Chief Human Resources and Legal Officer	2016	515,000	1,195,023	364,620	—	40,691	2,115,334
	2015	515,000	1,180,901	412,000	—	32,363	2,140,264
	2014	511,538	1,382,453	115,360	—	43,675	2,053,026
Sarah Day President – Consumer and SMB ILEC	2016	298,615	279,998	212,400	—	15,334	806,347
John C. Eichler Controller	2016	290,000	224,228	102,660	—	16,979	633,867
	2015	290,000	345,774	116,000	—	14,842	766,616
	2014	288,846	283,723	32,480	—	16,614	621,663
J. David Works, Jr. Former President – Enterprise	2016	320,135	851,932	—	—	1,084,908	2,256,975
	2015	465,000	828,682	357,120	—	27,050	1,677,852
	2014	456,923	807,840	104,160	—	38,398	1,407,321

(1)	The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. The fair value reflects the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The amounts in this column for each fiscal year exclude the effect of any estimated forfeitures of such awards. The assumptions used in the calculation of these amounts are included in Note 10 of our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

As discussed in further detail in footnotes 2–4 and 9 to the Grants of Plan-Based Awards table that follows, the information provided in this column does not reflect the manner in which the Compensation Committee viewed or determined the equity compensation values for the NEOs. Specifically, under applicable SEC rules, the grant date fair values for the performance-based restricted stock or units is calculated based on the stock price when the target for each performance period is set. As a result, from the standpoint of allocating compensation to a particular fiscal period for purposes of this column, there is a disparity between the value approved by the Compensation Committee and the amounts reported above for each of the periods set forth in the column. For a discussion of the values considered by the Compensation Committee when awarding equity compensation in 2016, see “Components of Executive Compensation—Long-Term Equity-Based Incentive Awards” in the Compensation Discussion and Analysis.

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The grant date fair values of performance-based restricted stock units (PBRSUs) is based upon the probable levels of achievement of the performance goals related to those awards. The resulting number of PBRSUs that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measures tied to these awards. The grant date fair values of PBRSUs are reported in the table above at the probable payout, which is less than the maximum possible payout. The table below shows the grant date fair values of the PBRSUs granted to each NEO during fiscal year 2016 at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved.

	Grant Date Fair Value	Grant Date Fair Value
	of PBRSUs	of PBRSUs
	(Probable Payout)	(Maximum Payout)
Name	($)	($)
Tony Thomas	1,270,812	1,842,096
Robert E. Gunderman	459,479	676,390
John P. Fletcher	698,024	995,739
Sarah Day	139,999	209,996
John C. Eichler	123,232	173,727
J. David Works, Jr.	494,937	710,347

(2)	No options have been awarded by Windstream for any fiscal period.

(3)	These amounts represent payments made under the short-term incentive plan on performance. The 2016 payments were paid on March 10, 2017.

(4)	Pension value for Mr. Thomas increased $14,423 during 2016. Ms. Day and Messrs. Gunderman, Fletcher, Eichler and Works do not participate in the Windstream Pension Plan.

(5)	For 2016, the amounts shown in this column are comprised of (i) Company matching contributions under the Windstream 401(k) Plan of $10,600 for each NEO, (ii) imputed income for value over $50,000 of life insurance coverage provided by Windstream, (iii) the value of the individual’s personal use of a Company airplane, (iv) healthy rewards program incentives (generally available to all employees), and (v) cell phone allowances. The value of an individual’s use of a Company airplane is based on the incremental cost to Windstream of such usage which includes costs for fuel, maintenance charges allocable to such use, and contract-pilot charges but excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots and other general charges related to ownership of the aircraft. Also included in these amounts are the following Company matching contributions under the Windstream 2007 Deferred Compensation Plan made in 2017, but attributable to service in 2016: Mr. Thomas ($69,420), Mr. Gunderman ($21,080), Mr. Fletcher ($26,480), Ms. Day ($4,402), Mr. Eichler ($5,650), and Mr. Works ($0). The amounts do not include matching contributions attributable to service in 2015 but made in 2016, as those awards are reported in the “All Other Compensation” column as 2015 compensation, as reported in the “Non-Qualified Deferred Compensation” table below. Also included in these amounts for Mr. Works are $837,000 in separation payments, a $209,250 payment for a pro-rated portion of his 2016 short-term incentive compensation, and a $17,885 payment for accrued and unused vacation, each paid to Mr. Works in connection with his resignation in 2016.

(6)	Ms. Day was not an NEO in 2014 or 2015.

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GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Windstream during 2016 to the individuals named below. All equity grants made in 2016 were made pursuant to the Amended and Restated 2006 Equity Incentive Plan. All non-equity grants made in 2016 were made pursuant to Windstream’s short-term cash incentive plans described in the section titled “Components of Executive Compensation—Short-Term Cash Incentive Payments” in the Compensation Discussion and Analysis.

											All Other
											Stock Awards:	Grant Date
											Number	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under Equity						of Shares	of Stock
		Non-Equity Incentive Plan Award			Incentive Plan Awards						of Stock	and Option
	Grant	Threshold	Target	Maximum	Threshold		Target		Maximum		or Units	Awards
Name	Date	($)	($)	($)	(#)		(#)		(#)		(#) (7)	($) (9)
Tony Thomas	2/9/16	937,500	1,875,000	4,687,500	87,780	(1)	175,561	(1)	263,341	(1)		937,496
	2/9/16				19,201	(2)	38,402	(2)	57,604	(5)		205,066
	2/9/16				2,547	(3)	5,094	(3)	—	(6)		27,202
	2/9/16				3,056	(4)	6,113	(4)	—	(6)		101,048
	2/9/16										175,561 (8)	937,496
Robert E. Gunderman	2/9/16	270,000	540,000	1,350,000	33,707	(1)	67,415	(1)	101,122	(1)		359,996
	2/9/16				6,912	(2)	13,825	(2)	20,738	(5)		73,826
	2/9/16				509	(3)	1,019	(3)	—	(6)		5,441
	2/9/16				611	(4)	1,223	(4)	—	(6)		20,216
	2/9/16										67,415 (8)	359,996
John P. Fletcher	2/9/16	309,000	618,000	1,545,000	46,535	(1)	93,071	(1)	139,606	(1)		496,999
	2/9/16				9,216	(2)	18,433	(2)	27,650	(5)		98,432
	2/9/16				2,037	(3)	4,075	(3)	—	(6)		21,761
	2/9/16				2,445	(4)	4,890	(4)	—	(6)		80,832
	2/9/16										93,071 (8)	496,999
Sarah Day	2/9/16	180,000	360,000	900,000	13,108	(1)	26,217	(1)	39,325	(1)		139,999
	2/9/16										26,217 (8)	139,999
John C. Eichler	2/9/16	87,000	174,000	435,000	9,456	(1)	18,913	(1)	28,369	(1)		100,995
	2/9/16				441	(3)	883	(3)	—	(6)		4,715
	2/9/16				530	(4)	1,060	(4)	—	(6)		17,523
	2/9/16										18,913 (8)	100,995
J. David Works, Jr.	2/9/16	279,000	558,000	1,395,000	33,426	(1)	66,853	(1)	100,279	(1)		356,995
	2/9/16				6,912	(2)	13,825	(2)	20,738	(5)		73,825
	2/9/16				1,273	(3)	2,547	(3)	—	(6)		13,601
	2/9/16				1,528	(4)	3,056	(4)	—	(6)		50,516
	2/9/16										66,853 (8)	356,995

(1)	These amounts represent potential share payouts with respect to performance-based restricted stock units (PBRSUs) in 2016 that will vest on March 1, 2019, if at all, for the performance period ending December 31, 2018, based on the Company’s achievement of Adjusted Free Cash Flow over such three-year period. Threshold, target or maximum performance will result in the NEO earning 50%, 100% or 150% of the target number of the PBRSUs, respectively.

(2)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of PBRSUs granted in 2015 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDAR amount each year during the three-year vesting period. Pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above. Accordingly, these amounts represent only the second tranche of the total grant of PBRSUs in 2015 (i.e., the portion of the 2015 grant allocated to the 2016 performance period).

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(3)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of PBRSUs in 2014 (the “2014 PBRSUs”) that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDAR amount each year during the three-year vesting period. As stated above, pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above. Accordingly, these amounts represent only the third tranche of the total grant of 2014 PBRSUs (i.e., the portion of the 2014 grant allocated to the 2016 performance period).

(4)	All outstanding equity awards related to Windstream common stock outstanding at the time of the REIT Spin-off were adjusted into two separate awards, one relating to Windstream common stock and one relating to Uniti common stock. The 2014 PBRSUs were outstanding at the time of the REIT Spin-off and were adjusted in this manner. Accordingly, these amounts represent awards of PBRSUs covering shares of Uniti common stock related to the third tranche of the 2014 PBRSUs. These awards are subject to the same service- and performance-based vesting conditions that apply to the third tranche of the 2014 PBRSUs. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Based Incentive Awards—Effect of the REIT Spin-off on Outstanding Equity Awards” for additional information.

(5)	While no additional amounts are awarded if actual Adjusted OIBDAR exceeds the target performance goal, these amounts equal the sum of the target amount of the second tranche of the 2015 grant of PBRSUs plus one-third (1/3) of the 2015 Overachievement Amount (as defined below). Pursuant to the 2015 grant of PBRSUs, each NEO is entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his Total Target Amount (the “2015 Overachievement Amount”) if (i) Windstream’s total stockholder return exceeds 75% of the S&P 400 Midcap during the vesting period, and (ii) at least the minimum threshold of the Adjusted OIBDAR goal is met in each of the three fiscal performance periods covered by the three-year vesting period. If Windstream fails to achieve the threshold of the Adjusted OIBDAR goal with respect to any of the 2015, 2016 or 2017 performance periods, the additional payout opportunity will be reduced proportionately. Windstream met the threshold of the Adjusted OIBDAR goal in the 2015 and 2016 performance periods.

(6)	No additional amounts are awarded if actual Adjusted OIBDAR exceeds the target performance goal. Pursuant to the 2014 grant of PBRSUs, however, each NEO would have been entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his target amount of PBRSUs granted in 2014 (the “2014 Overachievement Amount”) if (i) Windstream’s total stockholder return exceeded 75% of the S&P 500 during the vesting period, and (ii) at least the minimum threshold of the Adjusted OIBDAR goal was met in each of the three fiscal performance periods covered by the three-year vesting period. However, because the minimum threshold of the Adjusted OIBDAR goal for the 2014 performance period was not met, the 2014 Overachievement Amount lapsed.

(7)	No options have been awarded by Windstream for fiscal years 2016, 2015 and 2014 to any of the NEOs.

(8)	Represents restricted stock granted that will vest ratably in one-third (1/3) annual increments subject to continuous employment through March 1, 2019, except Mr. Works’ award lapsed upon his 2016 resignation.

(9)	Represents the grant date fair value calculated in accordance with applicable standards for financial statement reporting purposes in accordance with FASB ASC Topic 718. The grant date fair values for the time-vesting restricted stock is determined on the closing stock price of Windstream common stock on the date of grant. The grant date fair values of the performance-based equity awards are based on the stock price of Windstream or Uniti, as applicable, common stock on the date of the grant, which is considered the date the performance targets were set.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding outstanding equity awards under the Windstream equity incentive plans held by NEOs as of December 31, 2016. All equity awards outstanding at the time of the REIT Spin-off were equitably adjusted into separate awards covering Windstream common stock and Uniti common stock based on the same allocation shareholders received in the REIT Spin-off. As a result, the NEOs hold restricted shares and PBRSUs covering Windstream and Uniti common stock, which is reflected in the table below. The awards covering the Uniti common stock are subject to the same service- and performance-based vesting conditions that apply to the Windstream awards to which they are attributable. For additional detail, see “Compensation Discussion and Analysis—Components of Executive Compensation—Effect of the REIT Spin-off on Outstanding Equity Awards.”

Stock Awards (1)
	Time-Based Vesting			Performance-Based
	Restricted Stock			Vesting Restricted Stock or Units
						Equity Incentive Plan
						Awards: Market or
						Payout
				Equity Incentive Plan		Value of Unearned
			Market Value of	Awards: Number of		Shares, Units or
	Number of Shares or		Shares or Units of	Unearned Shares, Units or		Other
	Units of Stock That		Stock That Have Not	Other Rights That Have Not		Rights That Have Not
Name	Have Not Vested (#)		Vested ($) (2)	Vested (#)		Vested ($) (2)
Tony Thomas
Payable in WIN stock	102,017	(3)	747,785
	19,313	(4)	141,564	43,496	(7)	318,826
	96,922	(5)	710,438	96,006	(8)	703,724
	58,520	(6)	428,952	175,561	(9)	1,286,862
WIN Totals	276,772		2,028,739	315,063		2,309,412

Payable in Uniti stock	6,112	(3)	155,306	6,113	(7)	155,331
	23,174	(4)	588,851	----		----
Uniti Totals	29,286		744,157	6,113		155,331
Combined Total	306,058		2,772,896	321,176		2,464,743
Robert E. Gunderman
Payable in WIN stock	37,316	(3)	273,526
	9,657	(4)	70,786	14,844	(7)	108,807
	36,296	(5)	266,050	34,561	(8)	253,332
	22,471	(6)	164,712	67,415	(9)	494,152
WIN Totals	105,740		775,074	116,820		856,291

Payable in Uniti stock	1,222	(3)	31,051	1,223	(7)	31,076
	11,587	(4)	294,426	----		----
Uniti Totals	12,809		325,477	1,223		31,076
Combined Total	118,549		1,100,551	118,043		887,367
John P. Fletcher
Payable in WIN stock	53,532	(3)	392,390	22,508	(7)	164,984
	49,457	(5)	362,520	46,083	(8)	337,788
	31,023	(6)	227,399	93,071	(9)	682,210
WIN Totals	134,012		982,309	161,662		1,184,982

Payable in Uniti stock/Uniti Total	4,890	(3)	124,255	4,890	(7)	124,255
Combined Total	138,902		1,106,564	166,552		1,309,237
Sarah Day
Payable in WIN stock	15,563	(3)	114,077	26,217	(9)	192,171
	21,795	(5)	159,757	----		----
	8,739	(6)	64,057	----		----
WIN Totals	46,097		337,891	26,217		192,171

Payable in Uniti stock/Uniti Total	815	(3)	20,709	----		----
Combined Total	46,912		358,600	26,217		192,171
John C. Eichler
Payable in WIN stock	15,176	(3)	111,240	883	(7)	6,472
	14,291	(5)	104,753	18,913	(9)	138,632
	6,304	(6)	46,208	----		----
WIN Totals	35,771		262,201	19,796		145,104

Payable in Uniti stock/Uniti Total	1,059	(3)	26,909	1,060	(7)	26,935
Combined Total	36,830		289,110	20,856		172,039
J. David Works, Jr.	—		—	—		—

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(1)	There are no outstanding awards of stock options for any NEO.

(2)	Market values calculated using the closing prices of Windstream and Uniti common stock on December 30, 2016, which were $7.33 and $25.41, respectively.

(3)	Shares vested in full on March 1, 2017.

(4)	Shares scheduled to vest in full on December 19, 2017.

(5)	Shares scheduled to vest in full March 1, 2018.

(6)	Shares scheduled to vest in full March 1, 2019.

(7)	59% of the performance-based shares vested March 1, 2017, based on achievement of performance objectives set by the Compensation Committee for fiscal 2016.

(8)	Performance-based shares will vest March 1, 2018, if at all, based on achievement of performance objectives set by the Compensation Committee for fiscal 2017. Also includes overachievement shares related to the 2015 grant of PBRSUs as noted in footnote 5 of the “Grants of Plan-Based Awards” table.

(9)	Represents performance-based shares at target granted in 2016 that will vest March 1, 2019, if at all, based on the Company’s achievement of a specified level of Adjusted Free Cash Flow over the three-year period ended December 31, 2018.

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OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the exercise or vesting of equity-based awards during 2016. Certain of the awards that vested during 2016 were outstanding at the time of the REIT Spin-off and, thus, were payable in shares of Windstream common stock and shares of Uniti common stock.

	Stock Awards (1)
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)		($)
Tony Thomas
Vested in WIN stock	6,230	(2)	34,826
	86,994	(3)	636,796
Vested in Uniti stock	7,475	(4)	115,190
	12,224	(5)	240,691
Robert E. Gunderman
Vested in WIN stock	1,416	(2)	7,915
	29,688	(3)	217,316
Vested in Uniti stock	1,698	(4)	26,166
	2,444	(5)	48,122
John P. Fletcher
Vested in WIN stock	6,230	(2)	34,826
	45,016	(3)	329,517
Vested in Uniti stock	7,475	(4)	115,190
	9,779	(5)	192,549
Sarah Day
Vested in WIN stock	850	(2)	4,752
	6,824	(3)	49,952
Vested in Uniti stock	1,019	(4)	15,703
	814	(5)	16,028
John C. Eichler
Vested in WIN stock	1,474	(2)	8,240
	9,754	(3)	71,399
Vested in Uniti stock	1,766	(4)	27,214
	2,118	(5)	41,703
J. David Works, Jr.
Vested in WIN stock	3,540	(2)	19,789
	32,744	(3)	239,686
Vested in Uniti stock	4,247	(4)	65,446
	6,112	(5)	120,345

(1)	Windstream does not grant stock options and therefore had no option exercises by any NEO in 2016.

(2)	Shares of Windstream common stock that vested on February 15, 2016 with a closing price of $5.59 (the closing price on February 12, 2016, the last trading date prior to the vesting date).

(3)	Shares of Windstream common stock that vested on March 1, 2016 with a closing price of $7.32.

(4)	Shares of Uniti common stock that vested on February 15, 2016 with a closing price of $15.41 (the closing price on February 12, 2016, the last trading date prior to the vesting date).

(5)	Shares of Uniti common stock that vested on March 1, 2016 with a closing price of $19.69.

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RETIREMENT BENEFITS

The following is a brief summary of the material terms of the retirement plans maintained by Windstream.

Pension Benefits

Windstream Pension Plan. Windstream maintains the Windstream Pension Plan (“Pension Plan”), which is a tax-qualified defined benefit plan. The Pension Plan generally covers salaried and non-salaried employees of Windstream and those subsidiary companies that have adopted the Pension Plan. Accruals are frozen for non-bargaining employees. No NEOs were eligible for continuing accruals under the Pension Plan as of the end of 2016.

The Pension Plan’s accrued benefit is payable in the form of a monthly life annuity following normal retirement at age 65 (or, if later, at five years of service or at the fifth anniversary of participation). The accrued benefit is also payable in a monthly life annuity following early retirement at or after age 55 with at least 20 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 60) or at or after age 60 with 15 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 65 for a participant whose benefit commences before age 62). As of the end of 2016, no NEOs satisfied the foregoing age and service requirements to commence receipt of an early retirement benefit under the Pension Plan.

For deferred vested participants (i.e., those who terminate employment before early retirement), the accrued benefit is payable in a monthly life annuity beginning at normal retirement age. If a deferred vested participant has 15 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 60 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65), and, if the deferred vested participant has at least 20 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 55 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65).

For a participant eligible for normal retirement or early retirement, payment is also available in actuarial equivalent joint and surviving spouse annuities, which provide a reduced monthly amount for the participant’s life with the surviving spouse receiving 50%, 75% or 100%, as elected, of the reduced monthly amount, or in an actuarial equivalent 10-year certain and life annuity, which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 years of benefit commencement, with payments to a designated beneficiary for the remainder of the 10-year certain period. For a married deferred vested participant, payment is also available in the form of an actuarial equivalent joint and 50% or 75% surviving spouse annuity, as elected. If a vested participant dies before benefit commencement, an annuity generally is payable to the participant’s surviving spouse in an amount based on the joint and 50% surviving spouse annuity that would have been payable to the participant beginning on the later of when the participant died or would have been eligible to commence a benefit.

Under the Pension Plan, post-January 1, 1988 through December 31, 2005 service (December 31, 2010 service for employees who had attained age 40 with two years of vesting service as of December 31, 2005) is credited at 1% of compensation, including salary, bonus and other non-equity incentive compensation, plus 0.4% of that part of the participant’s compensation in excess of the Social Security taxable wage base for such year. Service prior to 1988, if any, is credited on the basis of a percentage of the participant’s highest consecutive five-year average annual salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by 0.05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year. In addition, participants receive an additional credit of 0.25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years of credit, plus an amount equal to 0.4% of the amount by which the participant’s pre-1988 career average annual base salary (three highest years) exceeds his or her Social Security covered compensation, multiplied by his or her years of pre-1988 credited service.

Windstream Benefit Restoration Plan. The Windstream Benefit Restoration Plan (“BRP”) contains an unfunded, unsecured pension benefit for a group of highly compensated employees whose benefits are reduced due to the IRS compensation limits for qualified plans. This plan was established by Alltel and assumed by Windstream at the time it spun off from Alltel in 2006. Accruals are frozen for employees. No NEOs continued to be eligible for accruals in the pension benefit of the BRP as of the end of 2010. The pension benefit under the BRP is calculated as the excess, if any, of (x) the participant’s Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65) without regard to the IRS compensation limit ($265,000 for 2016) over (y) the participant’s regular Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65 regardless of the actual form or timing of payment). If the participant has not attained age 65 on the date his or her benefit is scheduled to commence, the BRP benefit is reduced to the extent as the Pension Plan benefit would have been reduced based on reduction factors as in effect on December 31, 2007. For purposes of the preceding calculations, compensation has the same meaning provided in the foregoing description of the Pension Plan. The payment of a participant’s retirement benefit under the BRP shall commence as of the first day of the first month following the later of (i) his or her 60th birthday or (ii) the six-month anniversary of the participant’s separation from service. Benefits are paid over the life of the participant if the participant is alive when benefits commence or over the life of the spouse if the benefit is paid as a pre-retirement death benefit. The benefit will be paid in one lump sum payment if the actuarial present value is less than $30,000. To the extent permitted by Section 409A of the Internal Revenue Code, the Benefits Committee, comprised of the President and CEO, Chief Financial Officer, EVP, Chief Human Resources and Legal Officer and Vice President-Compensation & Benefits, authorized by the Board of Directors to manage the operation and administration of all employee benefit plans, including non-qualified plans, may direct that the benefit be paid in an alternative form provided that it is the actuarial equivalent of the normal form of benefit so that the BRP benefit is paid in the same form as the Pension Plan benefit. None of the NEOs were yet eligible to commence their benefit under the BRP as of the end of 2016.

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The following table shows certain information regarding benefits for Mr. Thomas under the Windstream Pension Plan and Benefit Restoration Plan as of December 31, 2016. No other current or former NEOs have benefits under the these plans.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)
Tony Thomas	Pension Plan	7	122,177	—
	Benefit Restoration Plan	—	10,430	—

(1)	Recognizes prior service under the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan.

(2)	The present value of accumulated benefits includes the present value of the benefits transferred from the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan assumed by Windstream at the time it spun off from Alltel in 2006. The present value of accumulated benefits was calculated based on retirement at age 60 with 20 years of credited service, current compensation as of December 31, 2016, no pre-retirement decrements, the RP-2014 generational projection table adjusted backward to 2006 using scale MP-2014 and projected forward using scale MP-2016, and a 4.19% discount rate, which is the same rate used for preparing Windstream’s consolidated financial statements.

Windstream 2007 Deferred Compensation Plan. The Windstream 2007 Deferred Compensation Plan (the “2007 Plan”) is a non-qualified deferred compensation plan offered to executive officers and other key employees. Participants may defer up to 25% of base salary and 50% of bonus. The 2007 Plan also allows Windstream to make discretionary contributions to the 2007 Plan to replace contributions that Windstream is limited from making to its 401(k) qualified plan as a result of limits imposed by the Internal Revenue Code. These discretionary contributions equal the amount that could have been credited to the executive officers as a matching contribution under Windstream’s 401(k) plan had compensation not been limited under the 401(k) plan by the Internal Revenue Code, plus the amount, if any, by which the executive officer’s matching contribution under the Windstream 401(k) Plan is reduced due to the executive officer’s contributions to the 2007 Plan. Participant accounts are credited with earnings based on a portfolio of investment funds. Payments are made under the 2007 Plan in cash at certain future dates as specified by the participants or upon separation of service.

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The following table shows certain information regarding contributions and aggregate balances for the NEOs under the 2007 Plan as of December 31, 2016.

	Executive	Windstream	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in 2016	in 2016	in 2016	Distributions	12/31/2016
Name	($)	($) (1)	($) (2)	($)	($) (3) (4)
Tony Thomas	250,000	46,034	60,763	—	781,647
Robert E. Gunderman	18,000	10,078	13,415	—	126,213
John P. Fletcher	—	15,407	26,634	—	244,146
Sarah Day	—	1,793	3	—	1,796
John C. Eichler	—	2,745	50,559	—	594,762
J. David Works, Jr.	—	12,882	109	—	47,383

(1)	Amounts reflect matching contributions made in 2016, although attributable to service in 2015, and are included in the “All Other Compensation” column of the Summary Compensation Table as 2015 compensation. These amounts do not include contributions made in 2017 that are attributable to service in 2016, which are included in the “All Other Compensation” column of the Summary Compensation Table as 2016 compensation. The amounts of Company-matching contributions attributable to service in 2016 are set forth in footnote 5 to the Summary Compensation Table.

(2)	There were no “above-market earnings” for 2016, and none of these amounts were included in the Summary Compensation Table.

(3)	Balances are paid following termination or upon a date chosen by participant subject to compliance with Section 409A of the Internal Revenue Code.

(4)	All amounts contributed by an NEO and Windstream in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent the NEO was an NEO for purposes of the SEC’s executive compensation disclosure.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY, TERMINATION OR CHANGE-IN-CONTROL

Death or Disability

Windstream would have been obligated to provide each NEO (or his or her beneficiary) with the following estimated payments in the event he or she died or became “disabled” (as defined below) on December 31, 2016. Mr. Works is not included as a result of his departure from Windstream prior to December 31, 2016. The estimated amounts described below are in addition to the benefits which the NEOs would be entitled to receive upon death or disability under the retirement plans and programs described in the sections titled “Pension Benefits” and “Non-Qualified Deferred Compensation” in “Retirement Benefits” above.

Name	Accelerated Vesting of Restricted Shares ($) (1)	Accelerated Vesting of Annual Incentive Compensation ($) (2)	Total for Death or Disability ($)
Tony Thomas	4,815,402	1,106,250	5,921,652
Robert E. Gunderman	1,835,916	318,600	2,154,516
John P. Fletcher	2,213,126	364,620	2,577,746
Sarah Day	550,771	212,400	763,171
John C. Eichler	461,149	102,660	563,809

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(1)	The value of the accelerated vesting of restricted shares of Windstream and Uniti is based on closing prices of Windstream and Uniti common stock on December 30, 2016, which were $7.33 and $25.41, respectively.

(2)	These amounts reflect actual 2016 payouts, which are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Accelerated Vesting of Restricted Shares. In the event that an NEO died or became permanently disabled (as determined by the Compensation Committee in its sole discretion) while employed with Windstream, then his or her unvested Windstream and Uniti restricted stock or performance-based restricted stock or units would immediately vest in full.

Performance Incentive Compensation Plan. During 2016, each of the NEOs participated in the Performance Incentive Compensation Plan, which is an annual bonus plan. If an executive either died or became “disabled” during the year, then his or her 2016 annual bonus under the Performance Incentive Compensation Plan would have been pro-rated on the basis of the ratio of the number of days of participation during the plan year to the number of days during the plan year and paid by Windstream in a lump sum following the end of the year. For this purpose, the term “disability” means incapacity resulting in the executive being unable to engage in gainful employment at his or her usual occupation by reason of any medically demonstrable physical or mental condition, excluding incapacity resulting from a felonious enterprise, chronic alcoholism or addiction to drugs or abuse, and self-inflicted injury or illness.

Potential Payments Upon Termination or Change-in-Control

Windstream has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide certain compensation and benefits to its NEOs in the event of certain terminations of employment or a change-in-control of Windstream. The estimated amount of compensation and benefits payable or provided to each NEO in each situation is summarized below, assuming that the triggering event occurred on December 31, 2016. With respect to Mr. Works, the actual amounts of compensation and benefits paid to him in connection with his departure from the Company in 2016 is disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The actual amounts that would be paid to each NEO upon certain terminations of employment or upon a change-in-control can be determined only at the time the actual triggering event occurs. The estimated amounts described below are in addition to the benefits which the NEOs would be entitled to receive upon termination of employment generally under the retirement plans and programs described in the sections above titled “Pension Benefits” and “Non-Qualified Deferred Compensation” in “Retirement Benefits” above. This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

Windstream’s plans or arrangements do not provide benefits to NEOs solely as a result of a voluntary termination without “good reason” or an involuntary termination by Windstream for “cause” (each defined below).

●

Potential Payments Upon Termination to the President and CEO. Windstream has an Employment Agreement with Mr. Thomas that provides if Windstream or its affiliates terminate Mr. Thomas’s employment without “cause” (as defined below) or if Mr. Thomas terminated his employment with Windstream or its affiliates for “good reason” (as defined below) on December 31, 2016, then Windstream would have been obligated to pay Mr. Thomas, in a lump sum, approximately $3,000,000. This severance benefit under the Employment Agreement equals (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid, and (ii) three times his annual base salary.

○

The Employment Agreement provides that upon termination of employment for any reason, Mr. Thomas is prohibited from soliciting employees or customers or competing against Windstream for a two-year period, pursuant to an amendment to the Employment Agreement entered into in February 2016, and is subject to confidentiality and non-disparagement restrictions. He is also required to sign a waiver and release of all claims against Windstream and its affiliates prior to receiving any severance benefits under the agreement.

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○

For purposes of the Employment Agreement, the term “cause” generally means (i) the willful failure by Mr. Thomas to substantially perform his duties; (ii) a conviction, guilty plea or plea of nolo contendere by Mr. Thomas for any felony; (iii) gross negligence or willful misconduct by Mr. Thomas that is intended to, or does, result in his substantial personal enrichment or a material detrimental effect on the reputation or business of Windstream or any affiliate; (iv) a material violation by Mr. Thomas of the corporate governance board guidelines and code of ethics of Windstream; (v) a material violation by Mr. Thomas of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by Mr. Thomas that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream or any affiliate; or (vii) a material breach by Mr. Thomas of any non-solicitation, non-disparagement or confidentiality restrictions.

○

For purposes of the Employment Agreement, the term “good reason” generally means the occurrence, without Mr. Thomas’s express written consent, of any one or more of the following: (i) any action of Windstream that results in a material adverse change in Mr. Thomas’s position (including status, offices, title, and reporting requirements), authorities, duties, or other responsibilities; (ii) a material reduction by Windstream in Mr. Thomas’s compensation; (iii) the failure of the Board of Directors to nominate Mr. Thomas for election or re-election to the Board; or (iv) a material breach by Windstream of any provision of the Employment Agreement. Before Mr. Thomas may resign for “good reason,” Windstream must have an opportunity to cure the “good reason” condition(s) within 30 days after receipt of notice. Notwithstanding the foregoing, in no event shall “good reason” result from the following: (i) a reduction in any component of Mr. Thomas’s compensation if other components of his compensation are increased or a substitute or alternative is provided so that his overall compensation is not materially reduced; (ii) Mr. Thomas does not earn cash bonuses or benefit from equity incentives because the performance goals or targets were not achieved; and (iii) the suspension of Mr. Thomas for the period during which the Board of Directors is making a determination whether to terminate him for cause.

●

Payments Upon a Change-in-Control. Windstream does not maintain any plans or arrangements that would provide benefits to an NEO solely as a result of a change-in-control (a single trigger). Instead, under the current form of the change-in-control agreement with the NEOs, a covered executive would be entitled to certain severance benefits if, during the two-year period following a change-in-control (as defined herein), Windstream terminates the executive’s employment without “cause” (as defined below) or the executive terminates his or her employment with Windstream for “good reason” (as defined herein). The terms of the current form of change-in-control agreement do not provide for a gross-up payment to any of the NEOs to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code. Instead, under the current form of change-in-control agreement, if such excise taxes would be imposed, the executive will either receive all of the benefits to which the executive is entitled under the agreement, subject to the excise tax, or have his or her benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

In general, the NEOs would be entitled to receive, in a lump sum, the following amounts:

○

Three times for Messrs. Thomas and Fletcher, two times for Mr. Gunderman and Ms. Day, and one time for Mr. Eichler the sum of the executive’s base salary and target annual incentive compensation (in each case, as in effect on the date of the change-in-control or if higher, on the date of termination);

○	Pro-rated amount of target annual incentive compensation for the year of termination;
○	A cash equivalent for three years of health care premiums for Messrs. Thomas and Fletcher, two years for Mr. Gunderman and Ms. Day, and one year for Mr. Eichler; and

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○	Outplacement services with a value of no more than $50,000 for Messrs. Thomas and Fletcher and $25,000 for Messrs. Gunderman and Eichler and Ms. Day.
○

Additionally, assuming a change-in-control occurred on December 31, 2016, and Windstream terminated the NEO’s employment without “cause” or the executive terminated his or her employment for “good reason” following such change-in-control, unvested restricted stock or performance-based restricted stock or units held by the NEOs would have vested.

Terminated executives are prohibited from soliciting employees or customers or competing against Windstream or the acquiring or successor entity for a one-year period, except that Mr. Thomas is subject to a two-year period, and are also subject to a confidentiality restriction. A terminated executive is required to sign a waiver and release of all claims against Windstream, its affiliates and successor entity prior to receiving severance benefits in change-in-control situations.

The Compensation Committee believes these benefits are consistent with market practice and fit into the overall compensation packages to sufficiently attract and retain talent. Windstream is protected by the non-competition provisions of the arrangements and by having these benefits, senior executives are not discouraged from pursuing the best alternative for long-term value for stockholders, which might include potential change-in-control transactions.

●	Definitions. For purposes of the Change-in-Control Agreements and the restricted shares described above, the following terms have the meanings set forth below:

○

“Change-in-control”. A change-in-control generally means any of the following: (i) an acquisition of 50% or more of Windstream’s common stock; (ii) a change in the membership of Windstream’s board of directors such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of more than 50% of Windstream’s assets in which any one of the following is true: Windstream’s pre-transaction stockholders do not hold at least 50% of the combined enterprise; there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in Windstream); or the members of Windstream’s board of directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholders approve a complete liquidation of Windstream.

○

“Cause” (see above section titled “Potential Payments Upon Termination to the President and CEO”). In general a termination is for cause if it is for any of the following reasons: (i) the willful failure by the executive substantially to perform his or her duties with Windstream; (ii) a conviction, guilty plea or plea of nolo contendere of the executive for any felony; (iii) the willful misconduct by the executive that is demonstratively and materially injurious to Windstream or its affiliates, monetarily or otherwise; (iv) a material violation by the executive of the corporate governance board guidelines and code of ethics of Windstream or any affiliate; (v) a material violation by the executive of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by the executive that materially interferes with his or her duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream or any affiliate; or (vii) a material breach by the executive of any non-solicitation or confidentiality restrictions.

○

“Good Reason” (see above section titled “Potential Payments Upon Termination to the President and CEO”). In general a termination by the executive is for good reason if it is for any of the following reasons: (i) the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer or a substantial adverse change in the nature or status of the executive’s responsibilities; (ii) a reduction by Windstream in the executive’s annual base salary; (iii) the relocation of the principal executive offices of Windstream by more than 35 miles or Windstream’s requiring the executive to be based anywhere other than its principal executive offices; (iv) the failure by Windstream to pay to the executive any portion of the executive’s current compensation, deferred compensation or business expense reimbursements; (v) the failure by Windstream to continue in effect any compensation plan in which the executive participates unless an equitable alternative arrangement has been made, or the failure by Windstream to continue the executive’s participation in those plans; (vi) the failure by Windstream to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of Windstream’s retirement, welfare and fringe benefit plans; (vii) any purported termination by Windstream of the executive’s employment that is not effected in accordance with the terms of the Change-in-Control Agreement; or (viii) any failure by Windstream to require the successor to assume the agreement.

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Each NEO would have been entitled to the following estimated payments and benefits from Windstream or its successor if a change-in-control occurred on December 31, 2016 and Windstream terminated the executive’s employment without “cause” or the executive terminated his or her employment with Windstream for “good reason” following such change-in-control.

Name	Cash Severance ($) (1)	Prorated Bonus ($)	Cash Equivalent for Health Care Premiums ($)	Outplacement Services ($)	Accelerated Vesting of Restricted Shares ($) (2)	Total on a Qualifying Termination Following a Change-in- Control ($) (3)
Tony Thomas	6,750,000	1,250,000	43,770	50,000	4,815,402	12,909,172
Robert E. Gunderman	1,620,000	360,000	31,895	25,000	1,835,916	3,872,881
John P. Fletcher	2,781,000	412,000	44,730	50,000	2,213,126	5,500,856
Sarah Day	1,080,000	240,000	31,255	25,000	550,771	1,927,026
John C. Eichler	406,000	116,000	18,234	25,000	461,149	1,026,383

(1)	This amount includes the annual incentive compensation for the year of termination, which is reflected in the Grants of Plan-Based Awards table. Actual 2016 payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The value of the accelerated vesting of restricted shares of Windstream and Uniti is based on the closing prices of Windstream and Uniti common stock on December 30, 2016, which were $7.33 and $25.41, respectively.

(3)	None of the NEOs are eligible to receive a tax gross-up payment for the golden parachute excise tax imposed on the change in control severance benefits under Sections 280G and 4999 of the tax code. Instead, each of them would either (i) have his or her severance benefits reduced to a level such that the golden parachute excise tax would not apply, or (ii) receive all the benefits to which he or she is entitled and pay the related excise tax, whichever would result in the greater net after-tax benefit to the executive. The amounts reflected above assume that the severance benefits would not be reduced.
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PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), at the Annual Meeting, the Board of Directors is providing stockholders of Windstream the opportunity to vote on the following advisory (non-binding) resolution:

“Resolved, that the compensation paid to Windstream’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Windstream’s executive compensation program is designed to achieve the following objectives:

●	Provide competitive total compensation opportunities to attract and retain high-performing executives;
●	Align the Company’s compensation plans with its short- and long-term business strategies;
●	Align the financial interests of the Company’s executives with those of our stockholders through stock-based incentives and ownership requirements; and
●	Provide a high correlation between pay and performance by making a significant portion of total compensation variable and differentiating awards based on Company performance.

Highlights of our executive compensation practices include:

What We Do		What We Don't Do

✓	Significant portion of pay “at risk” and aligned with the Company’s strategic goals	✗	Excessive perquisites or special perquisites for former executives
✓	Robust stock ownership requirements	✗	Excessive severance benefits
✓	Clawback policy	✗	Single-trigger equity acceleration
✓	Anti-Pledging and Anti-Hedging Policies	✗	Excise tax gross ups
✓	Independent Compensation Consultant	✗	Dividends on unvested performance-based restricted stock

The Board of Directors believes that the 2016 actual pay results are aligned with the Company’s actual 2016 performance results and confirm that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance. Consistent with historical compensation practices, our fiscal 2016 executive compensation program featured the following attributes:

At Risk Compensation	A substantial portion of the compensation for our NEOs in 2016 was at-risk through allocation of short-term cash incentives and long-term equity-based incentives.

Base Salary	No increases in base salaries for NEOs in 2016, except for Sarah Day, who was newly promoted.

Incentive Awards

As with previous years, NEOs participated in short- and long-term incentive programs. The short-term incentive program is based on Windstream’s achievement of, for the corporate level NEOs, certain levels of Adjusted OIBDAR (Adjusted OIBDAR is operating income before depreciation and amortization before merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense and the annual rent payment due under the lease with Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.)) and, for the business unit executives, Business Unit Contribution Margin. The long-term incentive program is based on Windstream’s achievement of certain three-year cumulative Adjusted Operating Free Cash Flow amounts (Adjusted Operating Free Cash Flow is Adjusted OIBDAR less cash taxes and cash interest on long-term debt, plus investment income). The Compensation Committee set target amounts for Adjusted OIBDAR, Adjusted Operating Free Cash Flow, and the other incentive award performance measures at levels it believed were difficult but achievable and designed to drive results.

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The Board values and encourages constructive dialogue on compensation and other important governance topics with Windstream’s stockholders, to whom it is ultimately accountable. The Board requests stockholder approval of Windstream’s overall executive compensation philosophy, policies and practices. Although your vote is advisory and will not be binding upon Windstream or the Board, nor will it create or imply any change in the fiduciary duties of Windstream or the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders, subject to the outcome of the advisory vote on Proposal No. 3 presented at this Annual Meeting. Accordingly, the next such vote is expected to occur at the 2018 Annual Meeting of Stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors is providing stockholders the opportunity to cast a non-binding, advisory vote to select the frequency with which we should hold future stockholder advisory votes to approve the compensation of our NEOs (similar to Proposal No. 2 in this Proxy Statement). Stockholders were last asked to vote on the frequency of such votes at the 2011 annual meeting of stockholders. Consistent with the Board’s recommendation at that meeting, Windstream’s stockholders recommended that Windstream hold annual advisory votes to approve executive compensation, which Windstream has done since 2011.

The Board continues to believe that providing an annual advisory vote to approve executive compensation is the most appropriate alternative for Windstream because it allows stockholders to provide direct input on our compensation philosophy, policies and practices on a frequent and consistent basis and is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and executive compensation.

At the Annual Meeting, stockholders will have the opportunity to specify one of four choices for this proposal: (1) every year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by Windstream’s stockholders.

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on, nor will it create or imply any change in the fiduciary duties of, Windstream, the Compensation Committee or the Board.

The next required advisory vote on the frequency of future advisory votes on executive compensation (like this Proposal No. 3) will occur no later than our annual meeting of stockholders in 2023.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR A FREQUENCY OF “EVERY YEAR” WITH RESPECT TO PROPOSAL NO. 3.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR A FREQUENCY OF
“EVERY YEAR” ON PROPOSAL NO. 3 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 4
AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

The Windstream Board of Directors is once again asking stockholders to approve amendments to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (the “Windstream Certificate”) and the Amended and Restated Bylaws of Windstream Holdings, Inc. (the “Windstream Bylaws”) to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

For the past three years, stockholders were presented with amendments to the Windstream Certificate and Windstream Bylaws (the “Special Meeting Proposals”) identical to those presented in this Proposal No. 4. An affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock was required to approve the Special Meeting Proposals. While they failed to garner the support necessary to pass, the Special Meeting Proposals received solid support from our stockholders of 48.27%, 53.85% and 41.35% of our outstanding common stock entitled to vote in 2014, 2015 and 2016, respectively, representing approximately 98% of the votes cast on such proposals at each year’s annual meeting (excluding abstentions and broker non-votes). Considering this level of support and our strong corporate governance practices, and in direct response to feedback from our stockholders, the Windstream Board of Directors deemed it advisable and in the best interest of Windstream and its stockholders to once again ask stockholders to approve the amendments to the Windstream Certificate and Windstream Bylaws to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

Background. The Windstream Certificate currently provides that special meetings of stockholders “may be called only by the Board of Directors.” The ability of stockholders to call special meetings is increasingly considered an important aspect of good corporate governance. The Board continues to support the practice of permitting stockholders to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the shares of the Company. After careful discussion and consideration, including consideration of the level of support received by the Special Meeting Proposals at the 2014, 2015 and 2016 Annual Meetings and feedback from stockholders, the Windstream Board of Directors again determined that it is consistent with best corporate governance practices and in the best interests of Windstream and our stockholders to amend the Windstream Certificate to permit stockholders who have held at least a 20% “net long position” in our outstanding capital stock for at least one year to call a special meeting of stockholders, subject to the conditions set forth in the Windstream Bylaws, as amended and described below.

The Board continues to believe that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders that cannot be delayed until the next annual meeting. The Board also believes that establishing a 20% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, possibly with special interests, could call special meetings that could result in unnecessary financial expense and disruption to our business. For every special meeting, Windstream is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers and certain employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of the stockholders.

Additionally, the proposed amendments would require that stockholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A “net long position” is the amount of Windstream shares of common stock in which the stockholder holds a positive (i.e., “long”) economic interest, reduced by the amount of Windstream shares of common stock in which the stockholder holds a negative (i.e., “short”) economic interest. Taking into account the extent to which stockholders requesting a special meeting hedge their shares (or otherwise reduce or offset economic exposure in their shares) and how long they have held those shares ensures that on balance, stockholders seeking to call a special meeting share the same economic interest in the Company as the majority of stockholders. Requiring that stockholders have held their shares for at least one year helps to ensure that their economic interest in the Company’s affairs is more than transitory.

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Text and Legal Effect of Proposed Amendments. The proposed amendment to the Windstream Certificate would permit a special meeting to be called by the holders of record of at least 20% of Windstream’s outstanding common stock, subject to the procedures and other requirements as provided in the Windstream Bylaws. Under the proposed amendments to the Windstream Bylaws, a special meeting may be called upon the request of stockholders under the following circumstances:

●

Subject to the notice, information and other requirements set forth in the Windstream Bylaws, a special meeting of stockholders may be called upon receipt by Windstream’s Corporate Secretary of a written request from one or more stockholders of record who have continuously held at least a 20% “net long position” of our outstanding common stock for at least one year prior to the date such request is delivered to Windstream’s Corporate Secretary.

●

Each written request must be signed by the requesting stockholder(s) and must include information concerning both the requesting stockholder(s) and the business proposed to be brought before the special meeting, similar in some respects to the information currently required by the Windstream Bylaws with respect to presenting stockholder business at annual meetings.

●	Each requesting stockholder must include documentary evidence establishing that the stockholder meets the ownership requirements discussed above.
●	Requesting stockholders must supplement their requests so that the information provided to Windstream is true and correct as of the record date.
●	The Board would be entitled to submit its own proposal or proposals for consideration at the special meeting.
●	Upon receipt of a valid stockholder request to call a special meeting, the Windstream Board of Directors must set the meeting date within 90 days.

The proposed amendments to the Windstream Bylaws also contain various exceptions and timing mechanisms that are intended to avoid the cost and disruption that would result from multiple stockholder meetings being held in a short time period and to prevent duplicative and unnecessary stockholder meetings. For example, Windstream will not be required to call a special meeting if the special meeting request relates to an item that is not a proper subject for stockholder action under applicable law or if the request is delivered during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the earlier of the next annual meeting or 30 days after the first anniversary of the immediately preceding annual meeting. If a requesting stockholder does not comply with the requirements in the proposed amendments to the Windstream Bylaws, a special meeting request will be deemed ineffective and will not be accepted by the Company.

The summary of the proposed amendments set forth above is qualified in its entirety to the text of the proposed amendments, attached as Appendix B to this Proxy Statement. Additions of text contained in Appendix B are indicated by underlining and text that will be deleted is stricken through.

Vote Requirement. The affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock is required to approve this Proposal No. 4. If approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed corresponding amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the corresponding amendments to the Windstream Bylaws will become effective and stockholders will not be permitted to request a special meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 4.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 4
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 5
AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

The Windstream Board of Directors is again recommending that our stockholders amend the Windstream Certificate and the Windstream Bylaws to (i) eliminate the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws and (ii) lower the voting standard for amendments of the Windstream Bylaws generally from the affirmative vote of a majority of Windstream’s outstanding common stock (the current standard for amending the Windstream Bylaws) to a majority of the votes cast.

Prior Proposals. At our last three annual meetings, stockholders voted on amendments to the Windstream Certificate and Windstream Bylaws (the “Prior Proposals”) substantially similar to those presented in this Proposal No. 5. An affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock was required to approve the Prior Proposals. While they failed to pass, the Prior Proposals received support of 47.75%, 53.77% and 41.24% of our outstanding common stock entitled to vote at the 2014, 2015 and 2016 Annual Meetings, respectively, representing over 97% of the votes cast on such proposals each year (excluding abstentions and broker non-votes). Considering the strong level of support for the Prior Proposals, the Windstream Board of Directors deems it advisable and in the best interest of Windstream and its stockholders to once again ask stockholders to approve the amendments to the Windstream Certificate and Windstream Bylaws to eliminate the super-majority voting provisions.

History of this Proposal. In 2013, stockholders approved a stockholder proposal requesting that the Windstream Board of Directors “take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.” As a result, the Windstream Board of Directors evaluated, as it has on numerous occasions before, the voting requirements imposed by our charter and bylaws to ensure that they are in the best interests of Windstream and its stockholders. In evaluating the voting requirements, the Board:

●	re-examined the various arguments regarding our current voting standards;
●	discussed with management the perspectives of Windstream’s largest stockholders on this matter; and
●	reviewed trends and best practices in corporate governance, along with the voting standards of a number of other public corporations.

After the evaluation was completed, the Board determined that the current voting requirements imposed by the Windstream Certificate and Windstream Bylaws were originally designed to protect the interests of all stockholders by requiring that certain extraordinary matters and fundamental changes to corporate governance receive the support of a broad consensus of Windstream’s stockholders. However, the Board recognized the different perspectives and compelling arguments for the elimination of super-majority approval standards, including growing sentiment that the elimination of such provisions increases a board’s accountability to stockholders and provides stockholders greater ability to participate in the corporate governance process. The Board also reviewed the governance policies of a number of corporations and determined that although many still include super-majority voting provisions, an increasing number of companies view such a voting requirement as overly burdensome and inconsistent with principles of good corporate governance.

For these reasons, and in light of the approval of the stockholder proposal at the 2013 Annual Meeting, the Board deemed it advisable and in the best interests of our stockholders to eliminate the super-majority voting provisions from the Windstream Certificate and Windstream Bylaws and presented stockholders with a proposal at the 2014, 2015 and 2016 Annual Meetings to do so. While the proposals did not receive the requisite approval necessary to pass, the Board continues to believe it is in the best interests of our stockholders to eliminate these voting provisions, as well as to lower the voting standard for amendments of the Windstream Bylaws to a majority of the votes cast.

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Each of the super-majority voting provisions in the Windstream Certificate and Windstream Bylaws governs the amendment of certain provisions of the Windstream Certificate and Windstream Bylaws regarding important corporate governance matters. If this proposal is approved by stockholders, any future amendment to these provisions of the Windstream Certificate and Windstream Bylaws by our stockholders will require, in the case of the Windstream Certificate, the approval of a majority of the outstanding shares of Windstream common stock (the lowest approval standard permitted by the Delaware General Corporation Law (DGCL)) and, in the case of the Windstream Bylaws, the approval of a majority of the votes cast. Notwithstanding elimination of the super-majority voting provisions, any amendment to the Windstream Certificate will also require approval of the Board as is required by the DGCL, and the Board’s ability to make, alter, amend, change, add to or repeal the Windstream Bylaws will not be affected.

Text and Legal Effect of Proposed Amendments.

●

Article Eleven of the Windstream Certificate currently requires the approval of the holders of at least 66 ⅔% of our outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Certificate governing (1) limits on the liability of Windstream’s directors, (2) the provision of indemnification for its directors and officers, (3) prohibitions on stockholders’ ability to act by written consent and to call special meetings, (4) amendment of the Windstream Certificate, and (5) Windstream’s election to be governed by Section 203 of the DGCL.

○

Approval of this Proposal No. 5 will result in the repeal of Article Eleven of the Windstream Certificate, thereby reducing the required vote for amendment, alternation, change or repeal of all provisions of the Windstream Certificate to the affirmative vote of a majority of the outstanding shares of Windstream common stock, the lowest approval standard permitted by the DGCL.

●

Article Seven of the Windstream Certificate currently requires the approval of the holders of at least 66 ⅔% of Windstream’s outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Bylaws governing (1) substantive and procedural requirements regarding bringing business before an annual meeting, (2) the number, election and term of office of the Board of Directors, (3) the filling of vacancies on the Board of Directors, (4) the procedural requirements for the nomination of directors, and (5) amendment of the Windstream Bylaws. To amend, alter, change or repeal the remaining provisions of the Windstream Bylaws, Article Seven of the Windstream Certificate requires the affirmative vote of a majority of Windstream’s outstanding common stock.

○

Approval of this Proposal No. 5 will result in an amendment to Article Seven of the Windstream Certificate to (i) eliminate the super-majority voting provisions regarding amendments to the Windstream Bylaws and (ii) eliminate the stockholder voting standard for amendments of the Windstream Bylaws generally, thereby lowering the voting standard to the affirmative vote of a majority of the votes cast.

●

Article VII of the Windstream Bylaws is identical to Article Seven of the Windstream Certificate in that it requires the approval of the holders of at least 66 ⅔% of Windstream’s outstanding common stock to amend, alter, change or repeal the bylaw provisions listed above.

○

The Board has approved a conforming amendment to Article VII of the Windstream Bylaws, and stockholder approval of this Proposal No. 5 will constitute approval of the conforming amendment to the Windstream Bylaws.

The summary of the proposed amendments to Articles Seven and Eleven of the Windstream Certificate and Article VII of the Windstream Bylaws set forth above is qualified in its entirety to the text of the proposed amendments, which are attached as Appendix C to this Proxy Statement.

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Vote Requirement. The affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock is required to approve the amendments to the Windstream Certificate proposed by this Proposal No. 5. If this proposal is approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed conforming amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the conforming amendments to the Windstream Bylaws will become effective and both the current voting standard for amendments of the Windstream Bylaws generally and the super-majority voting provisions will remain in effect.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 5.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 5
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to audit Windstream’s consolidated financial statements for the fiscal year ending December 31, 2017. Windstream is submitting to the stockholders for ratification at the Annual Meeting the selection of PwC as Windstream’s independent registered public accountant for 2017, although neither the Board of Directors nor its Audit Committee maintains a policy requiring Windstream to seek stockholder ratification of the independent accountant selection. PwC has served as Windstream’s independent registered public accountant since its inception. Information regarding PwC’s fees for 2015 and 2016 is provided below. Representatives of PwC are expected to be present during the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

If the stockholders fail to ratify the appointment of PwC as Windstream’s independent registered public accountant, the Board will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Windstream and its stockholders.

Audit and Non-Audit Fees. Aggregate fees for professional services rendered by PwC for the years ended December 31, 2016 and 2015 were:

In thousands	2016	2015
Audit Fees (a)	$3,660	$4,799
Audit-Related Fees (b)	--	153
Tax Fees (c)	135	133
All Other Fees (d)	2	9
Total	$3,797	$5,094

(a)	Audit fees includes fees for the annual audit and quarterly reviews of the consolidated financial statements as well as attestation reports required by statute or regulation, comfort letters and consents in respect to Securities and Exchange Commission filings, and accounting and financial reporting consultations. The decrease in 2016 is primarily related to incremental audit and accounting services performed in 2015 by PwC in connection with the REIT Spin-off, including SEC filings made in connection therewith.

(b)	Audit-related fees are comprised of assurance and related services that are traditionally performed by the independent registered public accounting firm and are not reported under “Audit Fees.” Excluded from the 2016 and 2015 amounts are $36,500 and $35,500, respectively, paid by the Windstream Pension Plan Trust for the audit of the Windstream Pension Plan. Also excluded from 2016 and 2015 amounts are fees of $53,500 and $51,500, respectively, paid directly by the Windstream 401(k) Plan for the audit of the plan. The decrease in 2016 is primarily related to incremental assurance services performed in 2015 by PwC in connection with a Cybersecurity review.

(c)	Tax fees are principally comprised of fees for tax consulting services provided by PwC.

(d)	All other fees are comprised of fees which cannot be associated with the categories previously noted.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 6.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 6
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2018 ANNUAL MEETING

Proposals for inclusion in the proxy statement. Stockholders who intend to present proposals at the 2018 Annual Meeting of Stockholders, and who wish to have those proposals included in Windstream’s proxy statement for the 2018 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at 4001 North Rodney Parham Road, Little Rock, Arkansas 72212, no later than December [●], 2017. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Windstream’s 2018 Annual Meeting.

Director nominees for inclusion in the proxy statement. Stockholders who intend to nominate director candidates for inclusion in Windstream’s proxy statement for the 2018 Annual Meeting must be certain that those nominations are received by the Corporate Secretary at the address set forth above no earlier than November [●], 2017 and not later than the close of business on December [●], 2017. Such nominations must meet the requirements set forth in Article III, Section 5 of the Windstream Bylaws in order to be eligible for inclusion in the proxy statement for Windstream’s 2018 Annual Meeting.

Proposals or nominations not for inclusion in the proxy statement. Stockholders who intend to submit a proposal or director nomination from the floor of the 2018 Annual Meeting, and who do not intend to have such proposal or nomination included in Windstream’s proxy statement for the 2018 Annual Meeting as discussed above, must be certain that the proposal or nomination is received by the Corporate Secretary at the address set forth above by no earlier than January 25, 2018 and not later than February 24, 2018.

RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

Windstream has adopted a written policy for the review and approval of related party transactions. The Governance Committee is responsible for the review and approval of transactions covered by the policy, although transactions can also be approved by the disinterested members of the Board of Directors.

Under the policy and subject to the exceptions noted below, the Governance Committee or the Board must approve any transaction in which Windstream is a participant, the amount involved equals or exceeds $120,000, and the transaction is required to be disclosed under SEC rules regarding related party transactions. To be approved, the transaction must be on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party or otherwise determined to be fair and in the best interests of Windstream. The persons covered by the policy are Windstream’s directors, director nominees, executive officers, immediate family members of any of the foregoing, and any entity that is controlled by any of the foregoing persons.

In April 2015, Windstream spun off (the “REIT Spin-off”) certain network assets, including fiber, copper, real estate and other fixed assets, into an independent, publicly traded real-estate investment trust, Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.) (“Uniti”). Kenneth Gunderman, a brother of Robert Gunderman, Windstream’s Chief Financial Officer (and a named executive officer), is President and Chief Executive Officer of Uniti.

In connection with the REIT Spin-off, on April 24, 2015, Windstream entered into a long-term triple-net master lease with Uniti to lease back the telecommunications network assets. Under terms of the master lease, Windstream has the exclusive right to use the telecommunications network assets for an initial term of 15 years with up to four, 5-year renewal options. The master lease provides for annual rent of $650.0 million paid in advance in equal monthly installments and is fixed for the first three years, subject only to increases in connection with Uniti funding, at the request of Windstream, capital expenditures related to the assets. After the first three years, rent will increase on an annual basis at a base rent escalator of 0.5%. During 2016, Windstream paid approximately $653.6 million in rent under the lease. Uniti did not fund any capital expenditures under the lease in 2016, and the annual rent paid by Windstream during 2017 will remain approximately $653.6 million. Uniti and Windstream entered into an amendment to the master lease in February 2016 that established a method whereby Windstream will be permitted to enter into fiber swap arrangements that extend beyond the then current term of the master lease.

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On May 12, 2016, Windstream sold to Uniti 32 wireless towers and operating rights for 49 wireless towers previously conveyed to Uniti in the REIT Spin-off for a purchase price of approximately $3 million. Wireless carriers currently leasing access to these towers became customers of Uniti in the transaction.

On June 15, 2016, Windstream disposed of 14.7 million shares of Uniti’s common stock, representing approximately half of our retained ownership interest, to certain of our creditors to retire approximately $309 million of existing borrowings under our revolving credit facility. Citigroup Global Markets Inc. (“Citigroup”) then acquired such shares from the creditors and, as selling shareholder, sold the shares to institutional accredited investors, including funds managed by Searchlight Capital Partners, LP. Neither Windstream nor Uniti received any proceeds resulting from the disposition of these shares. In connection with this transaction, Searchlight was offered by Uniti the right to designate one member to the Uniti board of directors in accordance with the terms of a letter agreement between Uniti and Searchlight.

On June 24, 2016, Windstream disposed of its remaining 14.7 million shares of Uniti’s common stock to certain of our creditors to retire approximately $363 million of existing borrowings under our revolving credit facility. Citigroup then acquired such shares from the creditors and as selling shareholder, sold the shares in a public offering as selling shareholder. Neither Windstream nor Uniti received any proceeds resulting from the disposition of these shares. In connection with this offering, Uniti issued 2.2 million additional shares of common stock pursuant to an overallotment option granted to the underwriters. The shares were sold at a public offering price of $26.01, resulting in proceeds to Uniti of $54.8 million, net of underwriting discounts and commissions.

Except as noted above, there were no commercial transactions between related parties and Windstream that required disclosure in this proxy statement.

Transactions covered by the policy do not include the provision of services, the sale of products or other transactions conducted by Windstream in the ordinary course of business and on terms generally available to employees or customers. Covered transactions also do not include an employment or service relationship involving a director or executive officer and any related compensation resulting from that relationship that is approved by Windstream’s Compensation Committee or is disclosed in the proxy statement pursuant to the SEC’s executive compensation rules. Additionally, covered transactions do not include employment relationships of immediate family members of executive officers as long as the immediate family member is not also an executive officer and is not related to the Chief Executive Officer or a director. Any employment relationships with immediate family members of executive officers that are not subject to the policy require the approval of the President and CEO. The Governance Committee receives an annual report disclosing the terms of all related party transactions, including transactions that do not require pre-approval by the Committee. The following is a summary of a relationship occurring during 2016 involving Windstream, certain of its executive officers and certain members of their immediate family. Windstream believes the terms of the following employment relationships are comparable to terms that would have been reached by unrelated parties in arm’s-length transaction.

Christopher Gunderman, a brother of Robert Gunderman, was previously employed by Windstream as a Vice President and received approximately $308,834 in total compensation during fiscal year 2016. During 2016, Christopher Gunderman did not report to, and was not a member of the group led by, Robert Gunderman. Robert Gunderman was not responsible for the determination of Christopher Gunderman’s compensation or work responsibilities. Christopher Gunderman received compensation during the year according to standard Windstream practices.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Windstream’s directors and executive officers, and persons who own more than 10% of Windstream’s common stock, to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of that common stock. To Windstream’s knowledge, based solely upon a review of copies of reports provided by those individuals to Windstream and written representations of those individuals that no other reports were required with respect to the year ended December 31, 2016, Windstream believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-10% beneficial owners have been met.

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ANNUAL REPORT/HOUSEHOLDING

This Proxy Statement is accompanied by the Annual Report, which incorporates Windstream’s Annual Report on Form 10-K for the year ended December 31, 2016, including the consolidated financial statements and the financial statement schedules thereto.

For stockholders who elect to receive proxy materials by mail and not electronic delivery, only one copy of this proxy statement, and the accompanying Annual Report, is being delivered to such stockholders who share an address, unless Windstream has received contrary instructions from one or more of the stockholders. Windstream will promptly deliver a separate copy of this proxy statement and the accompanying Annual Report to any stockholder at a shared address to which a single copy of those documents has been delivered by mail upon the written or oral request from that stockholder to Windstream at the address or telephone number provided below. Any stockholder sharing a single copy of the proxy statement and Annual Report who wishes to receive a separate distribution by mail of Windstream’s proxy statement and Annual Report in the future and stockholders sharing an address and receiving by mail multiple copies of Windstream’s proxy statement and Annual Report who wish to share a single copy of those documents in the future should notify Windstream in writing to Investor Relations, Windstream Holdings, Inc., 4001 North Rodney Parham Road, Little Rock, Arkansas 72212, or by calling (501) 748-7000.

OTHER MATTERS

The management and the Board of Directors of Windstream do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters.

Windstream will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of Windstream, personally or by telephone or electronic means. In the event the management of Windstream deems it advisable, Windstream may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. Although not known at this time, the fees paid by Windstream, in the event of such an engagement, likely would not exceed $20,000. Windstream will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with applicable regulations.

The material referred to in this Proxy Statement under the caption “Audit Committee Report” and the “Compensation Committee Report on Executive Compensation” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.

Dated: [●], 2017	By Order of the Board of Directors,
Kristi Moody
Senior Vice President, General Counsel & Secretary

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Appendix A

RECONCILIATION OF NET LOSS TO ADJUSTED OIBDAR

In addition to financial results reported in accordance with generally accepted accounting principles (“GAAP”), we utilize certain unaudited results of operations in this Proxy Statement which are not calculated in accordance with GAAP. A “non-GAAP measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements. Adjusted OIBDAR, which is a non-GAAP measure, is operating income before depreciation and amortization before merger, integration and other costs, restructuring charges, pension costs, share-based compensation expense and the annual rent payment due under the lease with Uniti Group Inc. (formerly Communications Sales & Leasing, Inc.) (“Uniti”). This non-GAAP measure may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP. We use Adjusted OIBDAR as a key measure of our operational performance, and our management, including the chief operating decision-maker, uses Adjusted OIBDAR consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation. Adjusted OIBDAR is included to provide investors with useful information about our operating performance before the impacts of certain non-cash items and to enhance the comparability of operating results between periods in order to focus on the true earnings capacity of our core business operations. Adjusted OIBDAR is also used by rating agencies and lenders to evaluate our operating performance and creditworthiness.

UNAUDITED ADJUSTED CONSOLIDATED RESULTS (NON-GAAP)
(In millions)

2016
Reconciliation of Net Loss under GAAP to Adjusted OIBDAR:
Net loss	$(383.5)
Adjustments:
Dividend income on Uniti common stock	(17.6)
Other expense, net	1.2
Loss on sale of data center business	10.0
Net gain on disposal of investment in Uniti common stock	(15.2)
Net loss on early extinguishment of debt	18.0
Other-than-temporary impairment loss on investment in Uniti common stock	181.9
Interest expense	860.6
Income tax benefit	(140.0)
Operating income under GAAP	515.4
Depreciation and amortization	1,263.5
Adjustments:
Merger, integration and other costs	13.8
Pension expense	59.1
Restructuring charges	20.3
Share-based compensation expense	41.6
Adjusted OIBDAR (A)	$1,913.7

(A)	Adjusted OIBDAR is operating income before depreciation and amortization, excluding merger, integration and other costs related to strategic transactions, restructuring charges, pension costs and share-based compensation expense and the annual cash rent payment due under the master lease agreement with Uniti.

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CALCULATION OF BUSINESS UNIT CONTRIBUTION MARGIN

The table below sets forth the calculations for Consumer & Small Business Contribution Margin and Enterprise Contribution Margin:

2016
Consumer & Small Business Contribution Margin:
Consumer and Small Business ILEC - revenues and sales	$1,579.7
Small Business CLEC - revenues and sales	483.8
Total revenues and sales	2,063.5
Consumer and Small Business ILEC - costs and expenses	680.7
Small Business CLEC - costs and expenses	328.7
Total costs and expenses	1,009.4
Consumer and Small Business Contribution Margin	$1,054.1

Enterprise Contribution Margin:
Enterprise revenues and sales	$2,031.2
Enterprise costs and expenses	1,712.5
Enterprise Contribution Margin	$318.7

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Appendix B

PROPOSAL NO. 4
AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

Proposed Amendment to the Windstream Certificate

ARTICLE
Ten

For so long as any security of the Company is registered under Section 12 of the Securities Exchange Act of 1934: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; and (ii) special meetings of stockholders of the Corporation may be called only by (A) the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or (B) holders of records of at least 20% aggregate of the outstanding capital stock of the Corporation, subject to the procedures and other requirements as provided in the Bylaws of the Corporation.

Corresponding Amendments to the Windstream Bylaws

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 2. Special Meetings.

(a) Subject to this Section 2 of Article II, Special meetings of the stockholders may only be called in the manner provided in ARTICLE TEN of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Subject to this Section 2(b) and other applicable provisions of these Bylaws, a special meeting of stockholders shall be called by the secretary of the Corporation upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty percent (20%) aggregate “net long position” of the capital stock issued and outstanding (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the NASDAQ Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2(b) and related provisions of these Bylaws shall be determined in good faith by the Board of Directors or its designees, which determination shall be conclusive and binding on the Corporation and the stockholders.

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(c) In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the secretary of the Corporation. The Special Meeting Request(s) shall be delivered to the secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Stockholder Requested Special Meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each stockholder signing the Special Meeting Request in the business desired to be brought before the Stockholder Requested Special Meeting, (v) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the secretary, (vi) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vii) contain any other information that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 11 of these Bylaws, and, (viii) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information that would be required to be set forth with respect to a proposed nominee pursuant to Article III, Section 4 of these Bylaws. Each stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 2 in accordance with the requirements of Article II, Section 11 and Article III, Section 4 of these Bylaws. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such stockholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Special Meeting.

(d) In determining whether Special Meeting Requests have met the requirements of this Section 2, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the secretary within 60 days of the delivery to the secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

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(e) If none of the stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

(f) Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if (i) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, or (ii) the Special Meeting Request(s) (A) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (B) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (C) do not comply with the provisions of this Section 2. The procedures set forth in this Section 2 are the exclusive means by which items of business may be raised by stockholders at a Stockholder Requested Special Meeting.

(g) Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice relating to a special meeting appropriately called pursuant to this Section 2 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation’s notice given pursuant to this Section 2; provided, however, that nothing herein shall prohibit the Board of Directors from including in such notice and submitting to the stockholders additional matters to be considered at any Stockholder Requested Special Meeting.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice, or notice by electronic transmission, stating the place, if any, date, time, if applicable, the means of remote communications and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail or, as provided below, by means of electronic transmission, by or at the direction of the Board of Directors, the chairman of the board, the president or the secretary. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice shall be deemed to be delivered if mailed when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be deemed to be delivered (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present at any meeting, the affirmative vote of a majority of votes cast on a subject matter at such meeting shall be the act of the stockholders on such matter, unless (i) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

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Section 11. Business Brought Before an Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder actions, and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely under this Section 11, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or Stockholder Associated Person therefrom, (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any Stockholder Associated Person, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any Stockholder Associated Person, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation.

(b) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person directly or indirectly controlling, controlled by or under common control with, or directly or indirectly acting in concert with, such stockholder and (ii) any beneficial owner of shares of stock of the Corporation owned of record or otherwise by such stockholder.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) promulgated under the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”)~~.

(d) Except for proposals properly made in accordance with Rule 14a-8 promulgated under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, clause (a) of this Section 11 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 2), and the only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article III, Section 4 of these Bylaws.

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Appendix C

PROPOSAL NO. 5
AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

Proposed Amendments to the Windstream Certificate

ARTICLE
Seven

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend, alter, change or repeal the Bylaws of the Corporation. ~~Any amendment, alteration, change or repeal of the Corporation’s Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal; provided, however, that Section 11 of ARTICLE TWO and Sections 2, 3, and 4 of ARTICLE THREE and ARTICLE SEVEN of the Corporation’s Bylaws shall not be amended, altered, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal.~~

ARTICLE
Eleven

[RESERVED] ~~Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to amend, alter, change or repeal ARTICLES EIGHT, TEN or THIRTEEN hereof, or this ARTICLE ELEVEN, or any provision thereof or hereof.~~

Conforming Amendment to the Windstream Bylaws

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at a duly organized regular or special meeting of stockholders at which a quorum is present. ~~outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, and 4 of ARTICLE III and this ARTICLE VII of these Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal~~.

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WINDSTREAM HOLDINGS, INC.
4001 NORTH RODNEY PARHAM ROAD
LITTLE ROCK, AR 72212

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WIN17

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E25122-P90687	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WINDSTREAM HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Carol B. Armitage	☐	☐	☐

	1b.	Samuel E. Beall, III	☐	☐	☐

	1c.	Jeannie Diefenderfer	☐	☐	☐

	1d.	Jeffrey T. Hinson	☐	☐	☐

	1e.	William G. LaPerch	☐	☐	☐

	1f.	Larry Laque	☐	☐	☐

	1g.	Julie A. Shimer	☐	☐	☐

	1h.	Marc F. Stoll	☐	☐	☐

	1i.	Michael G. Stoltz	☐	☐	☐

	1j.	Tony Thomas	☐	☐	☐

	1k.	Walter L. Turek	☐	☐	☐

	1l.	Alan L. Wells	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To approve an advisory (non-binding) resolution on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for a frequency of EVERY YEAR with respect to the following proposal:	Every Year	Every Two Years	Every Three Years	Abstain

3.	To select in an advisory (non-binding) vote the frequency of future advisory votes regarding executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

4.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc. to enable stockholders to call special meetings under certain circumstances.	☐	☐	☐

5.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc. to eliminate super-majority voting provisions.	☐	☐	☐

6.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream's independent registered public accountant for 2017.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, 2016 Annual Report and Form 10-K are available at www.proxyvote.com.

E25123-P90687

Proxy — Windstream Holdings, Inc.

Notice of 2017 Annual Meeting of Stockholders
Thursday, May 25, 2017
11:00 a.m. Central Daylight Time

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 25, 2017.

The undersigned hereby appoints Tony Thomas, Robert E. Gunderman and Kristi Moody, or either of them, with full power of substitution, as proxies and attorneys-in-fact with the power of substitution to represent the undersigned and to vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders on May 25, 2017, and at any postponements or adjournments thereof, in accordance with and as more fully described in the Notice of 2017 Annual Meeting of Stockholders and the Proxy Statement, receipt of which is acknowledged. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2, 4, 5 and 6 and for a frequency of "EVERY YEAR" with respect to Proposal 3.

Continued and to be signed on reverse side